UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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STRYKER CORPORATION
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2825 Airview Boulevard
Kalamazoo, MI 49002
Notice of 2021 Annual Meeting of Shareholders of Stryker Corporation

Date:    May 5, 2021
Time:    2:00 p.m., Eastern Time
Place:    Due to concerns regarding the coronavirus outbreak ("COVID-19") and to assist in protecting the health and well-being of our shareholders and employees, this year’s annual meeting of shareholders of Stryker Corporation will be held virtually via the internet. Shareholders will be able to listen, vote and submit questions regardless of location via the internet at www.virtualshareholdermeeting.com/SYK2021 by using the 16-digit control number included on your notice regarding the availability of proxy materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. We designed the format of this year's annual meeting to ensure that our shareholders who attend the annual meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
Items of Business:
•Elect ten directors;
•Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021;
•Conduct an advisory vote to approve named executive officer compensation;
•Consider and vote upon the shareholder proposals set forth in this proxy statement, if properly presented; and
•Transact any other business that may properly come before the meeting and any adjournment or postponement.
We invite all shareholders to attend the meeting. At the meeting, you will have the opportunity to ask questions of our management with respect to the matters to be voted on and will hear a report on our business. Please note that this year’s annual meeting will be held virtually via the internet only. Stryker’s accompanying proxy materials include instructions on how to participate in the meeting and the means by which you may vote your shares and submit questions. Our Annual Report on Form 10-K for the year ended December 31, 2020 is enclosed.
Only shareholders of record on March 8, 2021 may vote at the meeting.
Your vote is important. Please vote your shares promptly. To vote your shares, you may use the internet or call the toll-free telephone number as described on your proxy card or complete, sign, date and return your proxy card.

Sean C. Etheridge
Vice President, Corporate Secretary
March 24, 2021

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING ON MAY 5, 2021.
This Proxy Statement, our 2020 Annual Report on Form 10-K and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

Mission

Together with our customers, we are driven to make healthcare better.

Values

Integrity
We do what's right

Accountability
We do what we say

People
We grow talent

Performance
We deliver

Code of Conduct / Code of Ethics	21
Certain Relationships and Related Party Transactions	21
Approach to Environmental, Social and Governance Related Matters	22
Compensation Discussion and Analysis	23
Named Executive Officers	23
Overview	23
COVID-19 Impact on Compensation	23
Compensation Objectives	24
Executive Compensation Philosophy	24
The Role of Benchmarking in Our Executive Compensation Decisions	24
Management's Role in Determining Executive Compensation	25
2020 Compensation Decisions	25
2020 Compensation Elements	26
Impact of Decisions Regarding One Compensation Element on Decisions Regarding Other Compensation Elements	32
Equity Plans and Equity-Based Compensation Award Granting Policy	32
Executive and Non-Employee Director Stock Ownership Guidelines	32
Prohibition of Hedging and Pledging Transactions	33
Recoupment Policy	33
Employment Agreements and Severance Policy	33
Company Tax and Accounting Issues	33
2021 Compensation Decisions	34
Compensation Committee Report	34
Executive Compensation	35
Summary Compensation Table	35
2020 Grants of Plan-Based Awards	36
Outstanding Equity Awards at 2020 Fiscal Year-End	38
2020 Option Exercises and Stock Vested	39
2020 Pension Benefits	39
2020 Nonqualified Deferred Compensation	39
Potential Payments upon Termination or Change in Control	40
Ratio of 2020 Compensation of the Chief Executive Officer to that of the Median Employee	41
Compensation of Directors	42
Audit Committee Report	44
Additional Information	45
Proposals for Inclusion in our 2022 Proxy Materials	45
Director Nominations for Inclusion in our 2022 Proxy Materials (Proxy Access)	45
Other Proposals or Nominations to be Brought Before our 2022 Annual Meeting	45
Delinquent Section 16(a) Reports	45
Other Matters	45
Expenses of Solicitation	45
Appendix A — Reconciliation of the Most Directly Comparable GAAP Measure to Non-GAAP Financial Measure	A-1

PROXY STATEMENT SUMMARY

This summary is intended to provide a broad overview of important information you will find elsewhere in this Proxy Statement and does not contain all the information you should consider. We encourage you to read the entire Proxy Statement before voting.

Meeting Information
Date and Time
May 5, 2021 at 2:00 p.m., Eastern Time. Please note that, due to COVID-19 and public health concerns, this year’s annual meeting will be held virtually via the internet rather than in person. See page 5 for information on how to attend the meeting.

Shareholder Voting Matters
Matter	Board Vote Recommendation	See Page
Management Proposals
Proposal 1 — Election of Directors	For each nominee	7
Proposal 2 — Ratify Appointment of Independent Registered Public Accounting Firm	For	11
Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation	For	12
Shareholder Proposals
Proposal 4 — Workforce Involvement in Corporate Governance	Against	13
Proposal 5 — Special Shareholder Meetings	Against	15

Our Director Nominees(1) and Board Characteristics
Name	Age*	Director Since	Independent	Committee Membership(4)
Mary K. Brainerd	67	2017	Yes	Audit
Giovanni Caforio, M.D.	56	2020	Yes
Srikant M. Datar, Ph.D.	67	2009	Yes	Comp, G&N
Allan C. Golston(2)	54	2011	Yes	Comp, G&N
Kevin A. Lobo(3)	55	2012	No
Sherilyn S. McCoy	62	2018	Yes	G&N (Chair), Comp
Andrew K. Silvernail	50	2013	Yes	Audit (Chair)
Lisa M. Skeete Tatum	53	2020	Yes	Audit
Ronda E. Stryker	66	1984	Yes	G&N
Rajeev Suri	53	2018	Yes	Audit
_________________
*Age is as of the date of the 2021 Annual Meeting
(1) Roch Doliveux, DVM is not standing for reelection at the 2021 Annual Meeting. Dr. Doliveux will continue to serve as the Chair of the Compensation Committee and as a member of the Governance & Nominating Committee until the 2021 Annual Meeting.
(2) Lead Independent Director
(3) Chair of the Board and Chief Executive Officer ("CEO")
(4) Audit = Audit Committee, Comp = Compensation Committee, G&N = Governance and Nominating Committee

Director Nominee Demographics

	Brainerd	Caforio	Datar	Golston	Lobo	McCoy	Silvernail	Skeete Tatum	Stryker	Suri
Racially/Ethnically Diverse			•	•	•			•		•

Male		•	•	•	•		•			•
Female	•					•		•	•

Years of Service	4	<1	12	10	9	3	8	1	37	3

Average Director Tenure: 9 years

Corporate Governance Practices
Stryker is committed to exercising good corporate governance. Our policies and practices in this regard include the following:
•Majority voting in uncontested elections.
•The Lead Independent Director position entails significant responsibility related to Board leadership and governance.
•All directors are independent other than the Chair and CEO.
•Regular executive sessions of independent directors.
•All members of Board Committees are independent.
•Multiple members of our Audit Committee are "audit committee financial experts."
•Annual Board and Committee self-evaluations.
•Annual independent director evaluation of the Chair and CEO.
•Active Board and Committee oversight of risk and risk management.
•Commitment toward corporate responsibility, which includes environmental, social and governance (ESG) related topics.
•No use of corporate funds for political contributions and careful oversight of lobbying activities.
•No "poison pill" takeover defense plan.
•Proxy access right for shareholders.
•Shareholders' right to call special shareholder meetings.

Executive Compensation Philosophy
Our executive compensation programs are a key component of our ability to attract, motivate and retain talented, qualified executives and are designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders in line with the following principles and practices:
•We monitor a comparison group of medical technology and other related companies to ensure that our compensation programs are within observed competitive practices.
•We aim to provide market competitive total direct compensation consisting of base salary, annual bonus and long-term equity incentives (stock awards).
•We emphasize pay for performance. In 2020, the value of the variable performance and stock-based compensation for our Named Executive Officers ("NEOs") averaged 84% of total direct compensation.
•Our annual and long-term incentives align the interests of our executives with those of our shareholders, utilizing challenging performance goals that should result in profitable, sustained business growth over the long term as well as stock price increases over time.
•We regularly evaluate our executive compensation programs to ensure that they do not encourage excessive risk taking.
•Our stock ownership guidelines reflect our conviction that our senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of our management and shareholders.
•Our recoupment policy applies to all cash and equity incentive payments made to our elected corporate officers after 2014 in the event of either a material restatement of our financial statements as a result of misconduct or an officer's material misconduct or negligence that results in a material violation of a law or regulation or material Company policy.
•We hold an annual advisory vote regarding NEO compensation, which in 2020 resulted in an approximately 94% favorable vote.

Executive Compensation Practices
Stryker employs a number of practices that reflect our executive compensation philosophy as it relates to our NEOs and other executive officers, including the following:
•Our Compensation Committee retains an independent compensation consultant that reports solely to the Compensation Committee.
•We link the majority of NEO compensation to Company performance.
•We balance short-term and long-term incentives.
•We cap payouts of incentive awards.
•Our recoupment policy applies to all cash and equity incentive payments made after 2014 to our elected corporate officers.
•Our guidelines require significant stock ownership and prohibit hedging and pledging transactions.
•We provide limited perquisites and personal benefits to our NEOs.
•We do not have employment or severance agreements.
•We do not allow for contractual change-in-control payments.
•We do not pay tax gross-ups (unless pursuant to our relocation and expatriate assignment practices).
•We do not reprice, exchange or buy out stock options.

Financial Performance

Net Sales	Net Earnings
$ in billions	$ per diluted share

Adjusted Net Earnings(1)	Dividends Paid
$ per diluted share	$ per share of common stock

Financial Overview
(in millions, except per share amounts)	2020	2019	% Change

Net sales	$14,351	$14,884	(3.6)
Earnings before income taxes	1,954	2,562	(23.7)
Income taxes	355	479	(25.9)
Net earnings	1,599	2,083	(23.2)
Adjusted net earnings(1)	2,827	3,139	(9.9)

Net earnings per diluted share of common stock:
Reported	4.20	5.48	(23.4)
Adjusted(1)	7.43	8.26	(10.0)

Dividends paid per share of common stock	2.30	2.08	10.6
Cash, cash equivalents, and marketable securities	3,024	4,425	(31.7)
______________
(1) Adjusted net earnings and adjusted net earnings per diluted share are non-GAAP financial measures. Refer to "Appendix A — Reconciliation of the Most Directly Comparable GAAP Measure to Non-GAAP Financial Measure" for additional information.

GENERAL INFORMATION
We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be used during the annual meeting of shareholders of Stryker Corporation to be held on May 5, 2021 and at any adjournment or postponement of the meeting. The solicitation will begin on or about March 24, 2021.

Who Is Entitled to Vote?
At the close of business on March 8, 2021, the record date for the meeting, 376,324,529 shares of our common stock, $0.10 par value ("Common Stock"), were outstanding. For each proposal to be voted on, each shareholder is entitled to one vote for each share of Common Stock owned at the record date.

How Do I Vote?
If you are a shareholder of record, you may vote by proxy in any of the following ways:
•By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you should not return your proxy card.
•By Mail — You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.
If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on May 4, 2021.
You may also vote during the annual meeting via the internet at www.virtualshareholdermeeting.com/SYK2021. At this site, you will be able to vote electronically. You also will be able to submit questions in writing during the annual meeting.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in "street name." The street name holder will provide you with instructions that you must follow to have your shares voted.
If you hold your shares in street name and you wish to vote during the meeting, you must obtain a proxy issued in your name from the street name holder.

May I Change My Mind after Submitting a Proxy?
If you are a shareholder of record, you may revoke your proxy before it is exercised by:
•Written notice to the Vice President, Corporate Secretary of the Company at 2825 Airview Boulevard, Kalamazoo, Michigan 49002;
•Timely delivery of a valid, later-dated proxy or later-dated vote by internet or telephone; or
•Voting during the annual meeting.
If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

What are Broker Non-Votes?
A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will have discretionary authority to vote only on Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021).

What is the Required Vote?
In the election of directors, a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that nominee). On all other matters, the vote required to pass is the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes will not be counted as votes cast and will therefore have no effect on the outcome of any of the matters.

How Can I Attend the Annual Meeting?
To attend the virtual annual meeting, log in at
www.virtualshareholdermeeting.com/SYK2021. Shareholders will need their unique control number which appears on the notice regarding the availability of proxy materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting.
You can also attend the virtual shareholder meeting as a guest by phone. The telephone number to listen to the meeting is 844-608-0003 (U.S. Domestic Toll Free) or 236-714-3174 (International). Conference ID 1929818.

How Can I Submit a Question for the Annual Meeting?
By accessing www.proxyvote.com, our shareholders will be able to submit questions in writing in advance of the annual meeting, vote, view the annual meeting procedures, and obtain copies of proxy materials and our 2020 Annual Report on Form 10-K. Shareholders also may submit questions in writing on the day of or during the annual meeting at
www.virtualshareholdermeeting.com/SYK2021. Shareholders will need their unique control number which appears on their notice regarding the availability of proxy materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials.
As part of the annual meeting, we will hold a live question and answer session, during which we intend to answer all questions submitted in writing before or during the meeting in accordance with the annual meeting procedures which are pertinent to Stryker and the meeting matters, as time permits. Answers to any questions submitted in writing before or during the meeting in accordance with the annual meeting procedures which are pertinent to Stryker and the meeting matters that are not addressed during the meeting will be published following the meeting on our website at www.proxymaterials.stryker.com. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

What if I Need Technical Assistance?
During the registration period, which begins 30 minutes prior to the start of the virtual annual meeting, we will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any technical difficulties accessing the virtual meeting during the check-in time, you can call our support team at:

844-986-0822 (U.S. Domestic Toll Free)
303-562-9302 (International)

Can I Vote During the Annual Meeting?
Yes. To log in to the annual meeting and to cast your vote electronically during the meeting, you will need the unique control number which appears on the notice regarding the availability of proxy materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number.

Will a Replay of the Annual Meeting be Available?
A replay of the annual meeting will be made publicly available beginning 24 hours after the meeting at www.virtualshareholdermeeting.com/SYK2021 until the definitive proxy statement for our 2022 annual meeting of shareholders is filed with the United States Securities and Exchange Commission ("SEC").

Can I Access These Proxy Materials on the Internet?
This Proxy Statement, our 2020 Annual Report on Form 10-K and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

Stryker's 2020 Comprehensive Report Available Online
Stryker's 2020 Comprehensive Report combines our Annual Review with our Corporate Responsibility and Sustainability Report, providing an integrated picture of our performance and outlining our progress and commitments in environmental, social and governance (ESG) related areas. As a part of our strategy to be environmentally conscious and financially responsible, printed copies of the 2020 Comprehensive Report are not mailed to shareholders. The 2020 Comprehensive Report, which contains a letter to stakeholders from Kevin Lobo, our Chair and Chief Executive Officer, is available online at www.stryker.com/2020.

MANAGEMENT PROPOSALS

Proposal 1 — Election of Directors
Ten directors are to be elected to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. All of the nominees listed below are currently members of our Board of Directors. The nominees have consented to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any nominee becomes unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board or the number of directors constituting the full Board will be reduced to eliminate the vacancy.
The proxies will be voted for the election of each of the nominees unless instructed otherwise. The Board recommends that shareholders vote FOR all nominees in Proposal 1. Our Restated Articles of Incorporation provide that a director nominee will be elected only if he or she receives a majority of the votes cast in an uncontested election (that is, the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that nominee). If a nominee who is currently serving as a director is not re-elected, Michigan law provides that the director would continue to serve as a "holdover director." Accordingly, under our Corporate Governance Guidelines, each director has submitted an advance, contingent, irrevocable resignation that may be accepted if the shareholders do not re-elect the director. In that situation, the Governance and Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on the Governance and Nominating Committee's recommendation no later than 90 days thereafter. The Company will promptly publicly disclose in a filing with the SEC the Board's decision whether to accept the resignation and, if applicable, the reasons for rejecting the tendered resignation. If one or more resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or to reduce the size of the Board.
Set forth below are the nominees for election as directors that were approved by the Board following the recommendation of our Governance and Nominating Committee.

Mary K. Brainerd
Experience

•President and Chief Executive Officer of HealthPartners (2002-2017)
•Various leadership roles with HealthPartners (1992-2002)
•Various leadership roles with Blue Cross and Blue Shield of Minnesota (1984-1992)
Key Skills and Experience
•Healthcare Industry
•Hospital / Payor
•Finance
Other Affiliations
•Director, Bremer Financial Corporation
•Director, Securian Financial
•Vice Chair, American Public Media Group
•Director, The Opus Group

Director Since: 2017
Age: 67

Board Committees
Audit Committee

Giovanni Caforio, M.D.
Experience

•Chief Executive Officer, Bristol-Myers Squibb (2015-present); Chairman of the Board (2017-present)
•Various leadership roles with Bristol Myers Squibb (2000-2015)
Key Skills and Experience
•Public Company CEO
•Healthcare Industry
•International
•Finance
Other Affiliations
•Chairman, Governance and Compensation Committee, Pharmaceutical Research and Manufacturers of America
•Member, Business Roundtable
•Member, CEO Roundtable on Cancer

Director Since: 2020
Age: 56

Srikant M. Datar, Ph.D.
Experience

•Dean, Harvard Business School, and George F. Baker Professor of Administration (Appointed January 2021)
•Arthur Lowes Dickinson Professor, Graduate School of Business Administration, Harvard University (1996-2020)
Key Skills and Experience
•Finance
•Technology / Digital
•International
Other Affiliations
•Director, ICF International
•Director, T-Mobile US, Inc.

Director Since: 2009
Age: 67

Board Committees
Compensation Committee

Governance and Nominating Committee

Allan C. Golston, Lead Independent Director
Experience

•President, United States Program for the Bill and Melinda Gates Foundation (2006-present)
•Chief Financial and Administrative Officer, Bill and Melinda Gates Foundation (2000-2006)
•Director of Finance, Swedish Health Services (1997-2000)
•Director of Finance and Controller, University of Colorado Hospital (1993-1997)
Key Skills and Experience
•Finance
•Hospital / Payor
•Corporate Responsibility
•International
Other Affiliations
•Director, Harley-Davidson, Inc.

Director Since: 2011
Age: 54

Board Committees
Compensation Committee

Governance and Nominating Committee

Kevin A. Lobo, Chair and Chief Executive Officer
Experience

•Chair and Chief Executive Officer (2014-present); Chief Executive Officer (2012-2014)
•Group President, Stryker Orthopaedics (2011-2012)
•Various leadership roles with Johnson & Johnson (2003-2011)
Key Skills and Experience
•Public Company CEO
•Healthcare Industry
•International
•Finance
Other Affiliations
•Chairman of the Board, The Advanced Medical Technology Association (AdvaMed)
•Director, Parker-Hannifin Corporation
•Member, Business Roundtable

Director Since: 2012
Age: 55

Sherilyn S. McCoy
Experience

•Chief Executive Officer and Director, Avon Products, Inc. (2012-2018)
•Various leadership roles with Johnson & Johnson (1982-2012)
Key Skills and Experience
•Public Company CEO
•Healthcare Industry
•International
Other Affiliations(1)
•Chairperson of the Board, Certara
•Director, AstraZeneca plc
•Director, Kimberly-Clark
•Director, Novocure

(1) Ms. McCoy currently serves on five public boards, including Stryker’s. Ms. McCoy has expressed her intention to reduce her participation to not more than four public boards by the time of the 2022 Annual Meeting of Shareholders.

Director Since: 2018
Age: 62

Board Committees
Compensation Committee

Governance and Nominating Committee

Andrew K. Silvernail
Experience

•Chairman, President and Chief Executive Officer, Madison Industries (Appointed January 2021)
•Chairman, President and Chief Executive Officer, IDEX Corporation (2011-2020); Vice President, Group Executive (2009-2011)
Key Skills and Experience
•Public Company CEO
•Finance
•International
Other Affiliations
•Trustee, Manufacturers Alliance for Productivity and Innovation (MAPI)
•Member, Board of Advisors, Thayer School of Engineering, Dartmouth College
•Director, Boys & Girls Club of Lake County

Director Since: 2013
Age: 50

Board Committees
Audit Committee

Lisa M. Skeete Tatum
Experience

•Founder and Chief Executive Officer, Landit, Inc. (2014-present)
•General Partner, Cardinal Partners (2004-2014)
•Founder, STI, Inc. (1995-1998)
•Various global and functional roles with Procter and Gamble (1989-1994)
Key Skills and Experience
•Healthcare Industry
•Technology / Digital
•Finance
Other Affiliations
•Board Member, Union Square Hospitality Group
•Director, USHG Acquisition Corporation

Director Since: 2020
Age: 53

Board Committees
Audit Committee

Ronda E. Stryker
Experience

•Director of Stryker Corporation for over 35 years
•Vice Chair and Director, Greenleaf Trust (1988-present)
Key Skills and Experience
•Healthcare Industry
•Corporate Responsibility
•Largest individual shareholder and a member of the founding family
Other Affiliations
•Vice Chair, Spelman College
•Member, Harvard Medical School Board of Fellows

Director Since: 1984
Age: 66

Board Committees
Governance and Nominating Committee

Rajeev Suri
Experience

•Chief Executive Officer, Inmarsat (Appointed March 2021)
•President and Chief Executive Officer, Nokia (2014-2020); Chief Executive Officer, Nokia Solutions and Networks (2009-2014)
•Various leadership roles with Nokia (1995-2009)
Key Skills and Experience
•Public Company CEO
•Finance
•International
•Technology / Digital
Other Affiliations
•Director, Singtel

Director Since: 2018
Age: 53

Board Committees
Audit Committee

Proposal 2 — Ratification of Appointment of our Independent Registered Public Accounting Firm
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm and such firm reports directly to the Audit Committee. Ernst & Young LLP and its predecessor firms, Ernst & Ernst and Ernst & Whinney, have been retained as the Company's independent auditor continuously since 1974. The Audit Committee reviews the qualifications, performance, fees and independence of Ernst & Young LLP and considers whether the firm should be reappointed or whether a different independent registered public accounting firm should be appointed. SEC rules mandate that the independent auditor's lead audit partner be rotated every five years. The process for the selection of the new lead audit partner, which occurred most recently in 2018, included a meeting between the Chair of the Audit Committee and the candidate recommended by Ernst & Young LLP for the role, as well as discussion by the full Audit Committee and management.
The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP is in the best interest of the Company and our shareholders and, at its February 2021 meeting, the Audit Committee appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2021, subject to approval of the scope of the audit engagement and the estimated audit fees, which will be presented to the Audit Committee at its August 2021 meeting. While not required, we are submitting the appointment to the shareholders as a matter of good corporate practice to obtain their views. We expect representatives of Ernst & Young LLP to attend the annual meeting with the opportunity to make a statement if they desire to do so. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the year 2021. Even if the appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Stryker and its shareholders.
Fees and Services
The fees (amounts in $) billed by Ernst & Young LLP with respect to the years ended December 31, 2020 and 2019 were as follows:

Audit Fees includes amounts billed for the annual audit of our annual Consolidated Financial Statements, the audit of internal control over financial reporting, the review of the Consolidated Financial Statements included in the quarterly reports on Form 10-Q filed by us during each year, the completion of statutory audits required in certain foreign jurisdictions and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees includes amounts billed for debt offering procedures and audits of our employee benefit plans. Tax Compliance Fees includes amounts for tax compliance services. Other Tax Fees includes amounts for tax advice and tax planning services. We expect that Ernst & Young LLP will provide non-audit services of a similar nature during 2021.
Under its charter, the Audit Committee must pre-approve all audit and non-audit services performed by Ernst & Young LLP, other than non-audit services that satisfy a de minimis exception provided by applicable law, and is ultimately responsible for the determination of the audit fees to be paid to Ernst & Young LLP. In the event we wish to engage Ernst & Young LLP to perform non-audit services, management prepares a summary of the proposed engagement, detailing the nature of the engagement and cost of the engagement. At the Audit Committee's February meeting, certain recurring non-audit services and the proposed fees are reviewed and evaluated. At subsequent meetings, management may present additional services for approval. The Audit Committee has delegated to the Chair or, in the Chair's absence, any other member of the Audit Committee the authority to evaluate and approve projects and related fees if circumstances require approval between meetings of the Audit Committee. Any such approval is reported to the full Audit Committee at its next meeting. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.
Vote Required
The affirmative vote of a majority of the votes cast at the annual meeting on Proposal 2 is required for ratification. The Board recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as our Company's independent registered public accounting firm for 2021.

Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation
As described under "Compensation Discussion and Analysis" beginning on page 23, our objective in setting executive compensation is to provide a total compensation package that allows us to continue to attract, motivate and retain talented executives who drive our Company's success while aligning compensation with the interests of our shareholders and the achievement of our key business objectives. Consistent with this philosophy, a significant percentage of the total compensation opportunity for each of our NEOs is based on measurable corporate and individual performance, both financial and non-financial, and on the performance of our shares on a long-term basis.
Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the "Summary Compensation Table" and other related compensation tables and narrative disclosure under "Executive Compensation" beginning on page 35 that describe the compensation of our NEOs during each of the last three fiscal years or such shorter number of years that each of them was an NEO. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), our shareholders are entitled to an advisory vote to approve the compensation of our named executive officers. This advisory vote is commonly referred to as a "say-on-pay" advisory vote. Pursuant to a policy we adopted in 2011 and reaffirmed in 2017, we provide our shareholders with the opportunity to vote on a "say-on-pay" advisory vote at each annual meeting. Accordingly, in compliance with these requirements and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at our annual meeting:
RESOLVED, that the shareholders of Stryker Corporation (the "Corporation") approve, on an advisory basis, the compensation of the Corporation's named executive officers as disclosed in the Corporation's Proxy Statement for this annual meeting pursuant to the rules of the Securities and Exchange Commission, including "Compensation Discussion and Analysis," the "Summary Compensation Table" and the compensation tables and narrative disclosure under "Executive Compensation."
This advisory vote is non-binding. Although non-binding, the Compensation Committee and the Board will review the results of the vote and take them into account in future determinations concerning our executive compensation program. The Board recommends that shareholders vote FOR the resolution set forth in Proposal 3.

SHAREHOLDER PROPOSALS

Proposal 4 — Workforce Involvement in Corporate Governance
NorthStar Asset Management, Inc., which has indicated it is a beneficial owner of no less than $2,000 in market value of shares of the Company’s common stock, has notified the Company of its intention to present the following proposal at the Annual Meeting. The address of, and number of shares held by, the proponent will be furnished upon oral or written request made to the Company.
Shareholder Proposal and Statement of Support:
WHEREAS: In 2019, the Business Roundtable, an association of chief executive officers of America’s leading companies, issued a new Statement on the Purpose of a Corporation which emphasized "a fundamental commitment to all of our stakeholders" including employees. Stryker’s CEO signed this statement;
Coupled with a worldwide increased interest in environmental and social considerations, this new focus on "stakeholder capitalism" can be understood to imply that a company’s fiduciaries must address or reflect the interests of all stakeholders;
However, observers have struggled to find evidence that signatories have used the Statement to revise corporate policies or actions. Recently, JUST Capital found that "while 72% of respondents believe corporate leaders are serving shareholders well, only 47% believe they’re having a positive impact on the financial well-being of their workers";
In 2018, the Accountable Capitalism Act was introduced into the U.S. Congress to combat "America’s fundamental economic problems" such as companies' failure to reinvest proceeds in their operations, including employees. The Act would require that "boards … include substantial employee participation … ensur[ing] that no fewer than 40% of [a board's] directors are selected by the corporation's employees";
Furthermore, the World Economic Forum has stated that "[i]ssues that were previously considered secondary for CEOs and boards – matters once handled by companies' stakeholder-relations, philanthropy, and information-technology departments – have become important determinants of firms' capacity to create and sustain economic value … The talent and motivation of a firm's workforce, an innovative corporate culture, individual know-how, and data all are becoming increasingly important sources of value";
Proponents believe that our company can work to fulfill its commitment to the Roundtable's Statement and advance long-term value creation through a board that includes non-management employee involvement in company governance.
RESOLVED: Shareholders of Stryker Corporation urge the Board of Directors to prepare a report to shareholders describing any benefits to the company related to employee participation in company governance.
SUPPORTING STATEMENT: The report should be prepared within one year, at reasonable cost and excluding proprietary and privileged information. The Board is encouraged to assess:
1.Potential benefits and efficiencies associated with board membership of non-management employees;
2.Comparison of pros and cons of board participation against other options for employee participation in governance such as employee councils, joint labor-management committees, or labor unions;
3.Procedures through which non-management employees could gain nomination to the board, such as allocation of board slots, special nomination processes, building upon the existing proxy access provision, and/or changes to corporate articles of incorporation or bylaws that might help accomplish such changes;
4.Any legal, technical, practical, or organizational impediments to non-management employees gaining board seats.
For purposes of this proposal, the term "non-management employees" should be understood to be employees that are neither management nor company executives.

The Company's Statement in Opposition to Proposal 4:
The Board recommends that shareholders vote AGAINST Proposal 4, as the Board believes the proposal is unnecessary and not in the best interests of the shareholders. In particular, the clear focus of the proposal is on Board membership of non-management employees and, in that respect, a substantially similar proposal was considered at the 2020 annual meeting and received only 6.2% of the votes cast.
Our existing director selection process is designed to identify and nominate the strongest director candidates from all available sources. This is reflected by the fact that our directors collectively have senior leadership experience at major domestic and international companies, including companies in the healthcare sector, as well as vital management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, leadership development, and international business experience. Many of our directors also have experience on boards of other large public companies, giving them a broad understanding of corporate governance practices and trends, challenges and strategies.
As described in more detail in the "Board Committees" section of our proxy statement and in the charter of the Governance and Nominating Committee, when seeking director candidates, the Governance and Nominating Committee will consult with incumbent directors, management and others and will review information obtained from a variety of sources. The Governance and Nominating Committee is committed to actively identifying, recruiting and advancing diverse candidates and looks for several critical qualities in screening and evaluating potential director candidates to serve our shareholders. Chief among these qualities are the background and reputation of potential candidates in terms of their character, personal and professional integrity, business and financial experience and acumen and experience in healthcare, corporate compliance or regulatory and governmental affairs. The Governance and Nominating Committee also considers how each individual would contribute to and strengthen the Board and complement the other directors in terms of expertise, diversity of viewpoint and opinion, professional experience, education and skills. This proposal would require us to deviate from our existing rigorous processes and could diminish the effectiveness of our Board.

In addition, any shareholder can recommend a prospective director candidate, including a Company employee, for the Board's consideration by following the process described in the section of our proxy statement entitled "Board Committees-Governance and Nominating Committee" on page 20. Giving non-management employees a dedicated position on the Board, a different process for board representation, or a different set of qualifications would undercut the role of the Governance and Nominating Committee and the Board in one of the most important elements of corporate governance.
Stryker is committed to exercising good corporate governance, which includes having an independent board. Our Corporate Governance Guidelines provide that at all times, at least two-thirds of the Board shall be independent. Except for our Chair and Chief Executive Officer Kevin Lobo, all of our current directors are independent. Adding non-management employees to the Board would decrease the proportion of directors who qualify as independent.
Stryker promotes a culture in which employees provide feedback and raise their concerns to management. As a result, employees have numerous ways to be heard and exert influence outside of board representation. For example, the Company maintains Open Door practices to provide employees with direct access to the management team and an Ethics Hotline to provide employees with multiple channels to raise concerns or allegations of non-compliance in a confidential manner. In addition, interested persons may communicate directly with the Board on a confidential basis by following the process outlined in the "Contacting the Board of Directors" section on page 21. Employees also are able to join a number of Employee Resource Groups, which allow employees to network, share views with management about common business challenges, and continue their professional growth and development. Finally, Stryker solicits feedback from our employees through an annual engagement measurement process and targeted surveys on specific employment topics. The Company takes information communicated through these channels seriously.
Our Board believes the director nominating process already allows the strongest candidates to be elected to the Board. In addition, our Board is committed to good corporate governance, including an independent Board, and employees have varied open channels through which they are encouraged to communicate with the Company and the Board. For these reasons, the Board believes that changing our board nomination and membership framework with respect to Company employees as outlined by this proposal is unnecessary and not in the best interests of our shareholders.
Recommendation of the Board:
For the foregoing reasons, the Board recommends that shareholders vote AGAINST Proposal 4. As with all proposals, if the proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon.
The Board recommends that shareholders vote AGAINST the shareholder proposal entitled "Workforce Involvement in Corporate Governance."

Proposal 5 — Special Shareholder Meetings
Myra K. Young, who has indicated she is a beneficial owner of no less than $2,000 in market value of shares of the Company's common stock, has notified the Company of her intention to present the following proposal at the Annual Meeting. The address of, and number of shares held by, the proponent will be furnished upon oral or written request made to the Company.
Shareholder Proposal and Statement of Support:
RESOLVED: The shareholders of the Stryker Corporation ('SYK' or 'Company') hereby request the Board of Directors take the steps necessary to amend our bylaws and each appropriate governing document to give holders with an aggregate of 15% net long of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our Board's current power to call a special meeting.
SUPPORTING STATEMENT: Our Company does not allow shareholders to call a special meeting, whereas Michigan law, where SYK is incorporated, allows those holding 10% of company shares to call a special meeting. A meaningful shareholder right to call a special meeting is a way to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.
Currently, 65% of S&P 500 companies allow shareholders to call a special meeting. Well over half of S&P 1500 companies also allow shareholders this right.
According to Proxy Insight's "Resolution Tracker," between August 2019 and June 2020 the topic of providing shareholders a right to call a special meeting won 57.5% at Electronic Arts, 70.2% at Sonoco Products, 52.3% at Verizon Communications, 97.3% at SPAR Group, and 78.9% at FleetCor Technologies.
Large funds such as Vanguard, TIAA-CREF, BlackRock and SSgA Funds Management, Inc. (State Street) support the right of shareholders to call special meetings. For example, BlackRock includes the following in its proxy voting guidelines: "[S]hareholders should have the right to call a special meeting..."
We urge the Board to join the mainstream of major U.S. companies and establish a right for shareholders owning 15% of our outstanding common stock to call a special meeting.

The Company's Statement in Opposition to Proposal 5:
The Board recommends that shareholders vote AGAINST Proposal 5, as the Board believes the proposal is unnecessary and not in the best interests of the shareholders. In particular, our Bylaws have been amended to give holders with an aggregate of 25% of our outstanding common stock the power to call a special shareholder meeting.
Shareholders already have a meaningful ability to call a special meeting, and the current ownership threshold strikes the appropriate balance to protect the interests of all shareholders.
Shareholders currently have a meaningful right to call a special meeting. In February 2021, the Board amended and restated our Bylaws to allow shareholders of record, holding at least 25% of our Common Stock, the right to call special meetings of shareholders. The Board believes that a 25% ownership threshold for the right to call special meetings strikes a reasonable and appropriate balance between enhancing shareholder rights and protecting against the risk that a small group of shareholders, including shareholders with special interests, could call special meetings. The Board's belief was informed by the fact that the concentrated ownership of our Common Stock would permit a small but reasonable number of shareholders to come together to satisfy the 25% ownership requirement, in contrast to the fact that potentially as few as two shareholders could satisfy the 15% threshold requested by the proposal. The proponent states that Michigan law "allows those holding 10% of company shares to call a special meeting," but that statement is misleading. Section 403 of the Michigan Business Corporation Act provides only that such shareholders may ask a Michigan circuit court to order a meeting "for good cause shown." In contrast, the Company's Bylaws require no showing of cause; only notice to the Secretary.
Special meetings require substantial Company resources and time.
Allowing a small group of shareholders to call special meetings could be detrimental to the interests of a majority of our shareholders and other stakeholders. The Company's current 25% ownership threshold provides a reasonable number of shareholders with a meaningful right to require the Company to hold a special meeting without exposing the Company and its shareholders to unreasonable expense and disruption. These costs can be significant, including the costs of preparing and distributing proxy materials and the diversion of Board and management attention from the oversight and management of our business. Given that special meetings require a considerable investment in resources, they should be limited to circumstances where a meaningful number of shareholders believe a matter is sufficiently urgent or extraordinary that it must be addressed between annual meetings. We believe a 25% threshold strikes the necessary balance between enhancing our shareholders' ability to act on important matters in between annual meetings and protecting the Company and other shareholders by allowing only a meaningful group of shareholders to exercise this right.
We are dedicated to shareholder engagement throughout the year.
The Board believes that the Company's current special meeting shareholder right should be evaluated in the context of our demonstrated commitment to best practices and accountability and responsiveness to our shareholders. Our governance practices are described in the "Corporate Governance Practices" section of this Proxy Statement, and ways to communicate with the Board are described in the "Contacting the Board of Directors" section of this Proxy Statement. In particular, such communications will be received directly by the Chair of the Governance and Nominating Committee and will not be screened or reviewed by any Company personnel.
Active shareholder engagement and responsiveness to shareholder feedback are important to both our Board and management. During 2020, we engaged with over 170 unique investors representing more than 35% of our outstanding shares. During these engagements, we discussed, among other things: the impact of COVID-19, the Company's business generally, opportunities for future growth, expectations for profitability and liquidity, the Company's acquisition of Wright Medical Group N.V. and integration thereof, and environmental, social and corporate governance (ESG) related topics. Notably, shareholders with whom we have engaged have not identified the right to call a special meeting as a concern.
Recommendation of the Board:
For the foregoing reasons, the Board recommends that shareholders vote AGAINST Proposal 5. As with all proposals, if the proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon.
The Board recommends that shareholders vote AGAINST the shareholder proposal entitled "Special Shareholder Meetings."

STOCK OWNERSHIP

Principal Shareholders
The following table sets forth certain information with respect to beneficial ownership of Common Stock by the only persons known by us to be the beneficial owners of more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Class (%)
T. Rowe Price Associates, Inc.	29,889,060(1)	7.9
100 E. Pratt Street
Baltimore, Maryland 21202
The Vanguard Group, Inc.	28,483,892(2)	7.6
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
BlackRock, Inc.	25,275,670(3)	6.7
55 East 52nd Street
New York, New York 10055
Ronda E. Stryker	22,937,610(4)	6.1
c/o Greenleaf Trust
211 South Rose Street
Kalamazoo, Michigan 49007
Greenleaf Trust	21,048,539(5)	5.6
211 South Rose Street
Kalamazoo, Michigan 49007
John W. Brown	20,056,245(6)	5.3
2825 Airview Boulevard
Kalamazoo, Michigan 49002
______________
(1)    This information is based solely on information as of December 31, 2020 contained in a filing with the SEC on February 16, 2021. T. Rowe Price Associates, Inc. has sole voting power with respect to 11,380,034 shares and sole dispositive power with respect to all shares.
(2)    This information is based solely on information as of December 31, 2020 contained in a filing with the SEC on February 10, 2021. The Vanguard Group, Inc. has shared voting power with respect to 562,466 shares, sole dispositive power with respect to 27,011,482 shares and shared dispositive power with respect to 1,472,410 shares.
(3)    This information is based solely on information as of December 31, 2020 contained in a filing with the SEC on February 1, 2021. BlackRock, Inc. has sole voting power with respect to 22,500,091 shares and sole dispositive power with respect to 25,275,670 shares.
(4)    This information is based solely on information as of January 31, 2021 provided by Ms. Ronda E. Stryker. The shares of Common Stock shown as beneficially owned by Ms. Stryker include 30,804 shares that she has the right to acquire within 60 days of January 31, 2021 upon exercise of stock options and vesting of restricted stock units. Ms. Stryker has sole voting and dispositive power with respect to 6,820,000 of the shares of Common Stock shown as beneficially owned by her, sole voting and shared dispositive power with respect to 205,236 shares, no voting and shared dispositive power with respect to 37,600 shares and shared voting and dispositive power with respect to the remaining 15,843,970 shares. As a result of certain rights that she has under the terms of the L. Lee Stryker Trust established on September 10, 1974 for the benefit of members of the Stryker Family (the "Stryker Family Trust"), Ms. Stryker may be deemed to share voting power and dispositive power with respect to 15,843,970 shares with Greenleaf Trust, the trustee of a subtrust for her benefit under the Stryker Family Trust. See note (5) below.
(5)    This information is based solely on information as of December 31, 2020 contained in a filing with the SEC on February 11, 2021. Greenleaf Trust holds these securities in a fiduciary capacity on behalf of various trusts and investment management customers, some of whom have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such shares of Common Stock. Greenleaf Trust has sole voting power with respect to 96,801 shares, shared voting power with respect to 20,951,738 shares, sole dispositive power with respect to 91,852 shares and shared dispositive power with respect to 20,956,687 shares. See note (4) above regarding the shared voting power and dispositive power with respect to 15,843,970 shares of Common Stock held by a subtrust for the benefit of Ronda E. Stryker under the terms of the Stryker Family Trust.
(6)    This information is based solely on information as of December 31, 2020 contained in a filing with the SEC on February 9, 2021. Mr. Brown has sole voting and dispositive power with respect to 19,796,245 shares of Common Stock shown as beneficially owned by him and shared voting and dispositive power with respect to 260,000 shares.

Security Ownership of Directors and Executive Officers
The following table sets forth certain information about the ownership of Common Stock as of January 31, 2021 by our current directors, all of whom are standing for reelection except for Roch Doliveux, DVM, the executive officers identified as our NEOs in the "Compensation Discussion and Analysis" section beginning on page 23 and the persons who were our executive officers and directors as of December 31, 2020 as a group.

	Number of Shares Owned (#)(2)	Right to Acquire (#)(3)	Total (#)(4)	Percentage of Outstanding Shares (%)
Directors:
Mary K. Brainerd	2,585	1,803	4,388	*
Giovanni Caforio, M.D.	—	—	—	*
Srikant M. Datar, Ph.D.	27,469	21,124	48,593	*
Roch Doliveux, DVM	22,070	24,091	46,161	*
Allan C. Golston	9,027	15,604	24,631	*
Kevin A. Lobo	70,984	1,187,669	1,258,653	*
Sherilyn S. McCoy	—	—	—	*
Andrew K. Silvernail	1,902	15,604	17,506	*
Lisa M. Skeete Tatum	—	—	—	*
Ronda E. Stryker	22,906,806	30,804	22,937,610	6.1
Rajeev Suri	1,985	—	1,985	*
Named Executive Officers(1):
Glenn S. Boehnlein	15,720	172,717	188,437	*
Timothy J. Scannell	219,057	311,199	530,256	*
Viju S. Menon	4,348	34,807	39,155	*
Robert S. Fletcher	2,914	3,235	6,149	*
Executive officers and directors as a group (18 persons)	23,311,936	1,945,824	25,257,760	6.7
______________
*    Less than 1%.
(1)    Other than Kevin A. Lobo, who is also a director.
(2)    Excludes shares that may be acquired within 60 days after January 31, 2021 upon exercise of options and vesting of shares underlying restricted stock units or performance stock units.
(3)    Includes shares that may be acquired within 60 days after January 31, 2021 upon exercise of options and vesting of shares underlying restricted stock units or performance stock units.
(4)    Except for the shared beneficial ownership of shares of Common Stock by Dr. Datar (27,469 shares) and certain shares by Ms. Stryker (16,084,006 shares), such persons hold sole voting and dispositive power with respect to the shares shown in this column.

CORPORATE GOVERNANCE
We manage our business under the direction of our Board of Directors. The Board conducts its business through meetings of the Board and its committees. The Board has adopted Corporate Governance Guidelines that are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governanceguidelines. During 2020, the Board held six meetings. Each director attended at least 75% of the total meetings of the Board and the committees on which he or she served in 2020. We expect our directors to attend the annual meeting of shareholders unless they have a schedule conflict or other valid reason. All members of the Board attended the 2020 annual meeting.

Board's Role in Strategic Planning and Risk Oversight
Our Board is responsible for directing and overseeing the management of the Company's business in the best interests of the shareholders and consistent with good corporate practice. The Board oversees strategic direction and priorities for the Company, approves the selection of the senior management team and monitors the Company's risk, performance and impact on its stakeholders. At one meeting each year, the Board and management focus on the Company's overall strategic plan and direction. At the meeting in December, the capital plan and budget for the next year are reviewed. A fundamental part of setting the Company's business strategy is the assessment of the risks the Company faces and how they are managed. The Board assesses risks both through review and discussion by the full Board and by delegating risk oversight responsibilities to the Board committees, with the risk management program and certain key risks monitored at both the Board and committee levels and presented at least annually to the full Board. The Board and the Audit Committee and the Governance and Nominating Committee meet regularly throughout the year with our Finance, Information Security, Tax, Treasury, Internal Audit, Legal and Compliance management teams to assess the financial, legal/compliance, cybersecurity and operational/strategic risks throughout our businesses and review our insurance and other risk management programs and policies to enable the Board to exercise its ultimate oversight responsibility for the Company's risk management processes.

Independent Directors
Under the listing standards of the New York Stock Exchange ("NYSE"), a director is not independent unless the Board determines that he or she has no material relationship with Stryker, either directly or through any organization with which he or she is affiliated that has a relationship with Stryker. While the NYSE listing standards require that at least a majority of the directors be independent, our Corporate Governance Guidelines provide that at least two-thirds of the directors will be independent. The Board has determined that all of our current directors other than Mr. Lobo are independent under the NYSE listing standards. That determination was based on a review of the responses of the current directors to questions about employment history, affiliation and family and other relationships, including in the case of Mr. Silvernail the transactions with IDEX Corporation that are discussed under "Certain Relationships and Related Party Transactions" beginning on page 21, and on discussions with the current directors. In the case of Ms. Stryker, the Board also considered that the Company spent $388,000 in 2020 on functions and meetings held at hotel, restaurant and entertainment properties in Kalamazoo, Michigan (principally the Radisson Plaza Hotel) that are owned by Greenleaf Hospitality and that Stryker also reimbursed employees for hotel, restaurant and other expenses incurred by them at such properties while they were in Kalamazoo for business meetings. Management of Stryker has been advised by Greenleaf Hospitality that Greenleaf Hospitality is 100% owned by Ms. Stryker's husband. The Board has determined that the relationship with Greenleaf Hospitality is not material under the circumstances, including the modest nature of the transactions compared to the total revenues of Stryker and Greenleaf Hospitality, the ordinary course status of the transactions and the arm's length nature of the transactions, including a Stryker discounted rate from Greenleaf Hospitality.

Board Committees
Our Board has three committees. The current membership, number of meetings held during 2020 and the function performed by each of these committees are described below. These committees act under written charters approved by the Board. The applicable committee and the Board review and reassess the charters annually.
No member of any committee is or ever has been an employee of the Company. The Board has determined that the members of the Audit, Compensation and Governance and Nominating Committees meet the independence standards for those committees within the meaning of the NYSE listing standards and applicable law and SEC regulations.
Audit Committee: Mr. Silvernail (Chair), Ms. Brainerd, Ms. Skeete Tatum and Mr. Suri currently are members of the Audit Committee, which met eight times during 2020. The Audit Committee, which is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees the Company's financial reporting process on behalf of the Board. In addition, the Audit Committee has oversight responsibility with respect to compliance with legal and regulatory requirements related to financial reporting, auditing or accounting. The Audit Committee coordinates with the Governance and Nominating Committee with regard to matters of mutual interest within the context of each committee's responsibilities for compliance with legal and regulatory requirements, with the Audit Committee being responsible for compliance with financial laws and regulations (including financial reporting, auditing and accounting) and the Governance and Nominating Committee being responsible for compliance with non-financial laws and regulations. The Audit Committee meets with management and the Company's independent registered public accounting firm throughout the year and reports the results of its activities to the Board. Further information regarding the role of the Audit Committee is contained in its charter that is available in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/auditcommitteecharter. For further information, see "Audit Committee Report" on page 44. The Board has determined that Ms. Brainerd and Mr. Silvernail are "audit committee financial experts" for purposes of applicable SEC rules.
Compensation Committee: Dr. Doliveux (Chair), Dr. Datar, Mr. Golston and Ms. McCoy currently are members of the Compensation Committee, which met five times during 2020. The purpose of the Compensation Committee is to assist the Board in discharging its overall responsibilities relating to executive and stock-based compensation. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other members of our executive leadership team, evaluates their performance for the current year in light of those goals and establishes compensation levels, including annual salary and bonus targets. The Compensation Committee also administers and grants awards under the Company's equity-based compensation plans. Management provides recommendations to the Compensation Committee concerning salary, bonus potential and stock awards for members of our executive leadership team other than the Chief Executive Officer, whose pay recommendations are provided to the Compensation Committee by its independent compensation consultant. The Chief Executive Officer's compensation is subject to final approval by the independent members of the Board. The Compensation Committee also reviews the level and form of non-employee director compensation and makes recommendations to the full Board regarding any changes to such compensation as it deems appropriate. For further information, see the Compensation Committee's charter that is available in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/compensationcommitteecharter and "Compensation Discussion and Analysis" beginning on page 23.
Our Compensation Committee has the authority to retain and terminate a compensation consulting firm to assist the Compensation Committee in the evaluation of executive and non-employee director compensation. Since October 2015, Semler Brossy Consulting Group, LLC ("Semler Brossy") has been engaged directly by the Compensation Committee as its executive compensation consultant to assist by:
•Providing information and education on executive and non-employee director compensation trends and developments and the implications for Stryker;
•Reviewing the competitiveness of our non-employee director compensation program;
•Reviewing the competitiveness of total compensation for the members of our executive leadership team;
•Providing recommendations for the compensation levels of our Chief Executive Officer;
•Reviewing and giving its opinion on management's recommendations for executive compensation and equity plan design and practices; and
•Participating in Compensation Committee meetings when requested by the Compensation Committee Chair.
The Compensation Committee determined Semler Brossy to be independent from the Company and that no conflicts of interest existed. In reaching this conclusion, the Compensation Committee assessed Semler Brossy's independence, taking into consideration all relevant factors, including the compensation consultant independence factors set forth in the SEC rules and the NYSE listing standards and appropriate assurances provided by Semler Brossy regarding its independence. Additionally, Semler Brossy did not separately provide any advice or services to management or otherwise to the Company other than the services provided to the Compensation Committee.
Governance and Nominating Committee: Ms. McCoy (Chair), Dr. Datar, Dr. Doliveux, Mr. Golston and Ms. Stryker currently serve on the Governance and Nominating Committee. The Governance and Nominating Committee, which met four times during 2020, makes recommendations to the Board regarding director nominations and committee assignments, oversees the evaluation of the Board and considers other matters relating to corporate governance. In addition, the Governance and Nominating Committee has oversight responsibility with respect to compliance with laws and regulations (other than laws and regulations related to financial reporting, auditing or accounting, which are the responsibility of the Audit Committee), regulatory affairs/quality assurance matters, and corporate responsibility matters, which encompass environmental, social and governance (ESG) related matters. The Governance and Nominating Committee coordinates with the Audit Committee with regard to matters of mutual interest within the context of each committee’s responsibilities for compliance with legal and regulatory requirements, with the Governance and Nominating Committee being responsible for oversight of the Company's compliance with non-financial laws and regulations and the Audit Committee being responsible for oversight of the Company's compliance with financial laws and regulations (including financial reporting, auditing and accounting).The Governance and Nominating Committee receives a report at least once a year from one or more senior executives, either individually or jointly, with responsibility for regulatory affairs and quality assurance, compliance and risk management on the status of the Company's compliance with relevant laws, regulations and internal procedures and on the key regulatory affairs and quality assurance, compliance, risk management and legal issues facing the Company, and may meet with such senior executives in executive session as the Governance and Nominating Committee deems appropriate. The Governance and Nominating Committee also receives a report at least annually from one or more senior executives, either individually or jointly, with responsibility for corporate responsibility matters and may meet with such senior executives in executive session as the Governance and Nominating Committee deems appropriate. For further information, see the charter of the Governance and Nominating Committee that is available in the Governance area of the Investor Relations page of our website at www.stryker.com/investors/governancenominatingcommitteecharter.
When seeking to identify an individual to become a director to fill a new position or vacancy, the Governance and Nominating Committee will consult with incumbent directors, management and others, including a professional search firm, and will review information obtained from a variety of sources. Prior to his election in 2020, Dr. Caforio was recommended as a director nominee by a professional search firm retained by the Governance and Nominating Committee to help identify and evaluate potential director nominees. The Governance and Nominating Committee is committed to actively identifying, recruiting and advancing diverse candidates, including women and minority candidates, in any search process. The Governance and Nominating Committee will consider, among other factors, the background and reputation of potential candidates in terms of their character, personal and professional integrity, business and financial experience and acumen, experience in healthcare, corporate compliance or regulatory and governmental affairs, how a person would contribute to and strengthen the Board and complement the other directors in terms of expertise, diversity of viewpoint and opinion, professional experience, education and skills and a person's availability to devote sufficient time to Board duties. Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, and giving the candidate's name, relationship, if any, to the shareholder making the recommendation, biographical data and qualifications. The submission should also include a statement from the candidate consenting to being considered and, if nominated and elected, to serving as a director.

Compensation Risks
Pay Governance LLC ("Pay Governance"), a consulting firm that was determined by the Compensation Committee to be independent using the factors discussed above with regard to Semler Brossy, conducted a risk assessment of our executive compensation program in 2019 that concluded that our executive compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Stryker. The Compensation Committee reviewed the Pay Governance report, discussed it with management at the time it was received and concurred with the report's conclusion.
In addition, Willis Towers Watson Public Limited Company ("Willis Towers Watson"), a consulting firm that was determined by the Compensation Committee to be independent using the factors discussed above with regard to Semler Brossy, conducted a risk assessment of our sales compensation program in 2017 that concluded that our sales compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Stryker. The Compensation Committee reviewed the Willis Towers Watson report, discussed it with management at the time it was received and concurred with the report's conclusion.

Board Leadership Structure
The Board believes that it is important to retain flexibility to make the determination as to whether the interests of the Company and our shareholders are best served by having the same person serve as both Chief Executive Officer and Chair of the Board or whether the roles should be separated based on the circumstances at any given time. At different times in the past, both approaches have been used. The Board periodically reassesses the leadership structure of the Board and, after considering the pros and cons of the alternatives in light of the Company's operating and governance environment, has concluded that the most effective current leadership structure is for Mr. Lobo to serve in the combined role of Chair of the Board and Chief Executive Officer and have full responsibility for the day-to-day management of the Company. When the same person serves as Chief Executive Officer and Chair of the Board, we have a Lead Independent Director, designated by the other independent directors. That position, which is currently held by Mr. Golston, entails significant responsibility and opportunity for independent Board leadership. In that role, Mr. Golston is responsible for coordinating the activities of the independent directors. He chairs the executive sessions of the independent directors and also acts as an intermediary between the independent directors and senior management on sensitive issues, including matters considered by the non-management directors in executive session. Other matters that he is responsible for as the Lead Independent Director include working with Mr. Lobo and the Vice President, Corporate Secretary to set the agenda for Board meetings, assuring the adequacy of the flow of information from management to the non-management directors, setting the meeting schedules to assure there is sufficient time for discussion of all agenda items, directing the retention of consultants who report directly to the Board when deemed appropriate, participating, along with the members of the Compensation Committee and the full Board, in the evaluation of the Chief Executive Officer and, together with the Chair of the Compensation Committee, meeting with the Chief Executive Officer to discuss such evaluation, consulting with the Governance and Nominating Committee concerning the members and chairpersons of Board committees and assisting management and the Board in assuring compliance with and implementation of our Corporate Governance Guidelines. He also facilitates discussion among the non-management directors on key issues and concerns outside of Board meetings.

Executive Sessions of Independent Directors
Our Corporate Governance Guidelines require the independent directors to meet in executive session at least once per year. Non-management directors meet on a regular basis in conjunction with meetings of the Board and its Committees to provide an opportunity for discussion of topics of concern without any member of management being present.

Contacting the Board of Directors
Shareholders and other interested persons may communicate directly with the Board on a confidential basis by mail to Stryker Board of Directors at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. All such communications will be received directly by the Chair of the Governance and Nominating Committee and will not be screened or reviewed by any Stryker personnel.

Code of Conduct / Code of Ethics
We have adopted a Code of Conduct applicable generally to our employees, officers and directors in the performance of their duties and responsibilities and a Code of Ethics applicable to our principal executive officer, president, principal financial officer, principal accounting officer and controller. The Code of Conduct and Code of Ethics are posted in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/codeofconduct and www.stryker.com/investors/codeofethics, respectively, and we will mail them to any shareholder upon request to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. Any amendments to either Code or waiver of either Code granted to an executive officer or director will be disclosed in the Governance area of the Investor Relations section of our website.

Certain Relationships and Related Party Transactions
Under our Related Party Transactions Policy, which is in writing and was adopted by the Board, the Audit Committee must approve or ratify transactions involving directors, executive officers or principal shareholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee at its regularly scheduled meeting in February of each year and at subsequent meetings of any such transaction that is proposed to be entered into or continued and seeks approval. In the event any such transaction is proposed and a decision is required prior to the next regularly scheduled meeting of the Audit Committee, it may be presented to the Audit Committee Chair for approval, in which event the decision will be reported to the full Audit Committee at its next meeting.

Mr. Silvernail was Chairman, President and Chief Executive Officer of IDEX Corporation until December 15, 2020. IDEX is an applied solutions business serving high growth specialized markets with $2.4 billion of sales in 2020. In 2020, the Company purchased equipment and components used in the development and manufacturing of products from subsidiaries of IDEX Corporation at an aggregate cost of $647,000 in the ordinary course of business. At its February 2021 meeting, the Audit Committee authorized the Company to continue to purchase equipment and components from IDEX subsidiaries in the ordinary course of business up to $10,000,000.

Approach to Environmental, Social and Governance Related Matters
We reflect our mission to make healthcare better in our corporate responsibility objective: to positively impact people and our planet through responsible, sustainable practices that create a better, healthier world. We use the term corporate responsibility to encompass our environmental, social and governance (ESG) efforts.
To assist us in meeting our corporate responsibility objective, we have taken several critical steps in 2020 and 2021:
•Amended our Governance and Nominating Committee Charter to give this Board Committee oversight responsibility of corporate responsibility matters
•Expanded our Corporate Responsibility Steering Committee, which includes three leadership team members who report to our Chair and CEO
•Implemented an updated corporate responsibility strategy, including a mission and values-based approach to our environmental, social and governance initiatives
•Hired senior leaders for corporate responsibility and sustainability to drive our efforts
•Developed a Corporate Responsibility Steering Committee Charter empowering our steering committee to oversee strategy, advocate for business-aligned practices and provide a forum for accountability to meet the corporate responsibility objective and goals
•Established goals for carbon reduction, diversity, equity and inclusion, and responsible procurement
•Began due diligence in other areas, including waste reduction, medical education and volunteering
•Enhanced our reporting, using both the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) to inform our reporting efforts
•Renewed our commitment to transparency, communicating both our successes and opportunities to our stakeholders
As a result of these critical steps, we announced the following corporate responsibility commitments in March 2021:

Our Corporate Responsibility Commitments
Advance a culture of inclusion, engagement and belonging
Strengthen the diversity of our workforce and measure progress
20% reduction in carbon emissions for all facilities 2019-2024*
Carbon neutral for all facilities by 2030*
Increase supply chain transparency and supplier diversity
Governance and Nominating Committee oversight of corporate responsibility
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* Scope 1 (Direct emissions from Company owned/controlled sources) and Scope 2 (Indirect emissions from purchased electricity, steam, heating and cooling); excludes Wright Medical
Additional details regarding our corporate responsibility efforts and our workforce diversity data are included in our 2020 Comprehensive Report, available online at www.stryker.com/2020.

COMPENSATION DISCUSSION AND ANALYSIS
This section includes information regarding, among other things, the overall objectives of our compensation program for our NEOs and each element of compensation that we provide. Please read this section in conjunction with the detailed tables and narrative descriptions of our NEO compensation under "Executive Compensation" beginning on page 35.

Named Executive Officers
The names and titles of our NEOs for purposes of this Proxy Statement are:

Name	Title
Kevin A. Lobo	Chair and CEO
Glenn S. Boehnlein	Vice President, Chief Financial Officer ("CFO")
Timothy J. Scannell	President and Chief Operating Officer ("COO")
Viju S. Menon	Group President, Global Quality and Operations
Robert S. Fletcher	Vice President, Chief Legal Officer

Overview
Stryker has a history of delivering solid financial results. Our executive pay programs have played a significant role in our ability to attract, motivate and retain the experienced executive team that has successfully driven our financial results over time.
The primary elements of compensation for our NEOs in 2020 were salary, bonus and stock awards. The stock awards granted to our NEOs consisted of performance stock units and stock options. Our savings and retirement plans are typically defined contribution plans that match a portion of employee contributions and have historically included an annual discretionary contribution of 7% of salary and bonus for all eligible U.S.-based employees. We do not maintain any defined benefit pension plans for our NEOs. We believe the limited perquisites and personal benefits we provide to our NEOs are conservative to market.
Our Compensation Committee believes that our compensation practices for our NEOs are appropriate in the context both of Stryker's performance and the interests of our shareholders. Among the considerations in this regard are:
•An important part of our executive compensation philosophy is the alignment of the compensation of our NEOs with the interests of our shareholders and achievement of key business objectives;
•In 2020, the value of the variable, performance and stock-based compensation elements for the NEOs averaged 84% of the total value of the primary compensation elements (salary, actual bonus and stock awards). See "Summary Compensation Table" on page 35;
•Our NEO bonus plans are based on challenging performance goals that, if met, should result in profitable, sustained business performance over the long term and be reflected in stock price increases over time. The COVID-19 pandemic had a significant negative impact on our operations and financial performance in 2020. After taking this and other factors into account, the Board and Compensation Committee applied upward adjustments to the calculated 2020 bonus payouts for our NEOs, which resulted in a payout equal to 75% of target for each NEO. See "Annual Bonus" beginning on page 26 and "2020 Bonus Plans" beginning on page 28 for additional details;
•Stock-based compensation realized by our NEOs is tied directly to the interests of our shareholders via stock price performance and, for performance stock units, based on financial performance relative to pre-established financial goals for a three-year performance period. The payout related to the 2018 grant of performance stock units, which is discussed under "2018 Performance Stock Units: Results for the 2018-2020 Performance Period" beginning on page 30, was 80% of target as a result of performance that was above the target goal for sales growth relative to a comparison group of companies but below the minimum goal for average adjusted diluted net earnings per share growth;
•We monitor a comparison group of medical technology and related companies to ensure that our compensation programs are within observed competitive practices, review trends and practices with assistance from the Compensation Committee's independent compensation consultant and make adjustments as deemed appropriate by the Compensation Committee; and
•We evaluate key risk issues related to compensation and, in this regard, engaged a third-party independent consultant to conduct a risk assessment of executive compensation programs in 2019 as discussed under "Compensation Risks" on page 21 and believe that our executive compensation practices do not create risks that are reasonably likely to have a material adverse effect on Stryker.
The Compensation Committee considered the results of the advisory shareholder vote on executive compensation at our 2020 annual meeting of shareholders at which the executive compensation program for our NEOs as disclosed in the proxy statement for that meeting was approved by approximately 94% of the votes cast. The Compensation Committee continues to believe that our executive compensation policies, practices and programs are appropriate and, in light of the results of the advisory vote, believes our shareholders feel the same.

COVID-19 Impact on Compensation
The COVID-19 pandemic had a significant negative impact on our operations and financial performance in 2020. A large portion of our business is related to elective medical procedures, which were suspended in many geographic markets during 2020 due to the pandemic. In response to the pandemic, we displayed resiliency by prioritizing employee safety, continuing to focus on our customers and applying strong financial discipline.

Certain elements of the compensation program for our NEOs were impacted by the COVID-19 pandemic:
•Base salaries were temporarily reduced from May 1, 2020 through July 31, 2020 for each NEO. The level of reduction varied by NEO: 50% reduction for Mr. Lobo, 25% reduction for Mr. Boehnlein, 30% reduction for Mr. Scannell and 20% reduction for both Mr. Menon and Mr. Fletcher. The temporary reductions were made in response to the uncertainty surrounding the scope and duration of the COVID-19 pandemic and its impact on our operations and financial performance. See "2020 Compensation Decisions" beginning on page 25 for additional details.
•2020 bonus payouts reflected upward adjustments approved by the Board and Compensation Committee that resulted in a payout equal to 75% of target for each NEO. Absent the upward adjustments, the bonus payout would have been 20% of target for each NEO, reflecting a 0% payout related to the financial measures in the NEOs' bonus plans and a 20% payout related to the functional (qualitative, non-financial) goals in the NEOs' bonus plans. See "Annual Bonus" beginning on page 26 and "2020 Bonus Plans" on page 28 for additional details including factors that were considered when determining the upward adjustments.
•The payout level of the 2018 performance stock units was 80% of target. The Compensation Committee did not adjust for the negative impact related to the COVID-19 pandemic when determining the payout level of the 2018 performance stock units even though performance through 2019 (before the COVID-19 pandemic began) was estimated to reach the maximum goal levels. See "2018 Performance Stock Units: Results for the 2018-2020 Performance Period" beginning on page 30 for additional details.
Cash fees for service as a non-employee director on our Board were also temporarily reduced by 50% from May 1, 2020 through July 31, 2020. See "Compensation of Directors" beginning on page 42 for additional details.

Compensation Objectives
We believe that our executive compensation program, which is a key component of our ability to attract, motivate and retain talented, qualified executives, should be designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders. The Compensation Committee believes that, consistent with the emphasis on rewarding executives for enhancing the Company's growth and profitability (as described more fully in "Why We Chose Particular Performance Metrics and Goals" on page 28), the Company's bonus plans should focus executives on a mix of financially-oriented as well as qualitative goals that reinforce a balance in achieving short-term and long-term goals and are aligned with shareholder returns over time. The bonus plans have a cap on the maximum payout that can be earned. The Company's long-term equity incentive compensation program likewise is intended to provide executives with a personal financial interest in the Company's long-term success (as described more fully in "Long-Term Incentive Compensation" beginning on page 29). The Compensation Committee believes that the Company's incentive programs balance risk and the potential reward to executives in a manner that is appropriate to the circumstances and in the best interests of the Company's shareholders over the long term.
The principal objectives of our executive compensation policies and practices are to:
•Attract, motivate and retain talented executives who drive the Company's success;
•Structure compensation packages with a significant percentage of compensation earned as variable pay based on performance, which balances risk with the potential reward;
•Align incentives with measurable corporate, business area and individual performance, both financial and non-financial;
•Provide flexibility to adapt to changing business needs;
•Align total compensation with shareholder value creation; and
•Establish compensation program costs that are reasonable, affordable and appropriate.

Executive Compensation Philosophy
In setting compensation levels for our executives, the Compensation Committee considers information from our comparison companies and broader compensation surveys. We position total pay opportunities for our senior executive roles with the intent they be competitive relative to comparable roles in the market, taking into account a range of factors, including: (i) the Company’s or business unit’s general performance relative to competitors; (ii) the difficulty of the Company’s or business unit’s performance targets; (iii) the scope of the executive’s role relative to the normal scope of this role at comparable companies; and (iv) the executive’s tenure, experience, level of individual performance, and potential to contribute to our future growth. Although we review and consider the compensation provided by our comparison companies, broader compensation surveys and the results of the benchmarking studies described below under "The Role of Benchmarking in Our Executive Compensation Decisions," we do not benchmark our NEOs' compensation to a specific percentile of the market or of our comparison companies. Rather, we consider such data in addition to the factors described in (i) through (iv) above.
Individual compensation elements, along with an explanation of how we make decisions about each element, are described in detail under "2020 Compensation Elements" beginning on page 26.
Underlying our executive compensation philosophy is the desire to facilitate and encourage long-term ownership of our Common Stock. Our stock ownership guidelines reinforce this element of our philosophy by requiring senior management to accumulate and retain significant stock ownership positions over time. For more information, see "Executive and Non-Employee Director Stock Ownership Guidelines" beginning on page 32.

The Role of Benchmarking in Our Executive Compensation Decisions
We regularly review our compensation policies, practices and programs to determine if they are both appropriate and responsive to our business needs. Factors that were considered in determining the NEO compensation adjustments for 2020 included the results of the Company as a whole and, where applicable, the specific business areas of the Company for which each NEO was responsible, the individual's performance, changes in compensation levels over recent years, performance against bonus plan goals, comparisons among roles internally, cost to the Company and market comparison data. Although we monitor the competitive landscape closely and our current practice is to conduct an external market benchmarking of our NEO compensation levels and practices annually, we have not focused solely on market comparison data when establishing compensation levels. The Compensation Committee applies judgment and discretion when evaluating the appropriateness of using market comparison data as it does when determining any compensation amount or outcome.
In mid-2019, Semler Brossy conducted a market benchmarking study in connection with establishing NEO compensation and the results were among the factors considered when 2020 compensation decisions were made, which are discussed in detail under "2020 Compensation Decisions" below. The data provided to the Compensation Committee by Semler Brossy showed compensation levels consisting of the primary elements of total compensation: salary, bonus and long-term incentive awards. The study concluded that, for the NEOs who were serving in an NEO position at the time of the study and for which a sufficient number of comparable benchmark positions at comparison companies could be identified, target cash compensation levels and the grant value of long-term incentive awards were, on average, generally consistent with our executive compensation philosophy.
The comparison group companies used in the 2019 benchmarking study were:

Abbott Laboratories	Bristol-Myers Squibb Company	Quest Diagnostics Incorporated
Agilent Technologies, Inc.	Cerner Corporation	Thermo Fisher Scientific Inc.
Allergan plc	Danaher Corporation	Varian Medical Systems, Inc.
Baxter International Inc.	Eli Lilly and Company	Zimmer Biomet Holdings, Inc.
Becton, Dickinson and Company	Laboratory Corporation of America Holdings
Boston Scientific Corporation	Medtronic plc
The comparison group was developed by Semler Brossy and members of our Human Resources department and approved by the Compensation Committee. Similar to prior years, the comparison companies used in the 2019 study were selected based on comparability to Stryker in terms of business focus and company size. The 2019 comparison group, overall, encompassed the following:
•Product competitors or companies in the medical technology industry, as well as within adjacent industries, with which we compete for executive talent;
•Companies with significant global operations; and
•Companies with revenues and market capitalizations of similar scale to Stryker.
Semler Brossy conducted an additional benchmarking study in mid-2020 using the same comparison group that was used in the 2019 study. The results of the 2020 study indicated that for the NEOs who were serving in an NEO position at the time of the study and for which a sufficient number of comparable benchmark positions at comparison companies could be identified, target cash compensation levels and the grant value of long-term incentive awards were, on average, generally consistent with our executive compensation philosophy. The results of the 2020 benchmarking study were one of the factors considered when the 2021 compensation decisions for the NEOs were made in February 2021. Those decisions are summarized on page 34 and will be discussed in further detail in the proxy statement for our 2022 meeting.

Management's Role in Determining Executive Compensation
The Compensation Committee makes all final decisions regarding NEO compensation, except that the compensation of the Chief Executive Officer is subject to final approval by the independent members of the Board. The Chief Executive Officer's role in determining executive compensation includes making recommendations on compensation decisions for members of our executive leadership team other than himself after reviewing information provided by our Vice President, Chief Human Resources Officer and other members of the Human Resources department. Management's role in determining executive compensation includes:
•Developing, summarizing and presenting information and analyses to enable the Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from the Compensation Committee;
•Attending Compensation Committee meetings as requested to provide information, respond to questions and otherwise assist the Compensation Committee;
•Developing individual NEO bonus plans for consideration by the Compensation Committee, reporting to the Compensation Committee regarding achievement against the bonus plans and providing recommendations related to the final bonus payout values; and
•Preparing stock-based award recommendations for the Compensation Committee's approval, which includes providing the Compensation Committee with regular updates on run rate (the rate at which stock awards are being awarded under our equity plans) and overhang (a measure of potential earnings dilution from stock awards) levels, and reporting to the Compensation Committee at the end of the performance period regarding the number of performance stock units earned based on achievement of the pre-established goals.
Semler Brossy performs a similar role for the Board with respect to compensation recommendations for the Chief Executive Officer and the non-employee directors.

2020 Compensation Decisions
In February 2020, the Compensation Committee reviewed and approved the 2020 cash compensation levels for our NEOs other than Mr. Lobo after receiving recommendations from Mr. Lobo and our Vice President, Chief Human Resources Officer. The 2020 cash compensation levels for Mr. Lobo were reviewed and approved by the Compensation Committee and independent directors of the Board after they received recommendations from Semler Brossy. The recommendations and ultimate 2020 cash compensation levels for all of the NEOs reflected subjective evaluations and decisions based on the scope of each NEO's responsibilities in his current role, the level of performance in 2019 of the business areas for which he was responsible (if applicable), his time and proficiency in the job, comparisons of pay levels relative to similar positions within the Company (if applicable) and consideration of the other factors described under "Executive Compensation Philosophy" on page 24. The following table summarizes the annualized 2020 base salary (effective as of March 1, 2020), the 2020 target bonus and the respective percentage increase relative to 2019 for both of those amounts for each NEO:

Name	2020 Annualized Base Salary ($)	% Increase Relative to 2019	2020 Target Bonus ($)	% Increase Relative to 2019
Kevin A. Lobo	1,275,000	3.2%	1,912,500	3.2%
Glenn S. Boehnlein	680,000	3.0%	646,000	8.8%
Timothy J. Scannell	800,000	3.2%	800,000	3.2%
Viju S. Menon	535,000	3.9%	454,750	3.9%
Robert S. Fletcher	535,000	3.9%	401,250	11.3%
In addition, performance stock units and stock options were awarded to all of the NEOs in February 2020. See "Long-Term Incentive Compensation" beginning on page 29. The compensation decisions made in February 2020 for the NEOs were not influenced by COVID-19 as it had not yet been declared a global pandemic and our business operations had not been significantly impacted by COVID-19 at that time.
In April 2020, the Company's executive leadership team recommended to the Compensation Committee that base salary levels for the executive leadership team, including the NEOs, be temporarily reduced in response to the uncertainty surrounding the scope and duration of the COVID-19 pandemic and its impact on our operations and financial performance. The temporary base salary reduction levels for the NEOs were as follows: 50% reduction for Mr. Lobo, 25% reduction for Mr. Boehnlein, 30% reduction for Mr. Scannell and 20% reduction for both Mr. Menon and Mr. Fletcher. The Compensation Committee, and the independent members of the Board in the case of Mr. Lobo, approved the recommendation to temporarily reduce the base salaries of the executive leadership team, including the NEOs, effective as of May 1, 2020. In July 2020, the Compensation Committee, and the independent members of the Board in the case of Mr. Lobo, approved the restoration of the base salary levels that were in effect prior to the temporary reductions effective as of August 1, 2020. Cash fees for service as a non-employee director on our Board were also temporarily reduced by 50% effective May 1, 2020 and restored to their prior levels effective August 1, 2020.

2020 Compensation Elements
Each of the compensation elements and its purpose is described below.
Base Salary: Base salary is provided to our NEOs to compensate them for the basic value of their job, their time and proficiency in the position and the value of their job relative to other positions in the Company. We review each NEO's salary and performance annually and make decisions about amounts and adjustments. Factors that are considered in determining the executive's salary include performance, job experience, individual role responsibilities, comparisons among positions internally and market comparison data. Base salary levels for 2020 were approved by the Compensation Committee or, in the case of Mr. Lobo, the independent members of the Board.
Annual Bonus: Individually structured short-term bonus plans under our Executive Bonus Plan are intended to motivate and reward our NEOs for achieving and exceeding specific annual performance goals. The primary focus of the 2020 bonus goals that were established in February 2020 for our NEOs was total Stryker performance. For 2020, each NEO's bonus plan designated a threshold level of performance for each measure that had to be achieved before any bonus could begin to be earned for that measure. Each 2020 bonus plan included an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus, which is included in the "Maximum Bonus Opportunity" column in the table below, if 2020 goals for sales on a constant currency basis, adjusted operating income and adjusted diluted net earnings per share were achieved. In addition, free cash flow performance was included as a potential downward modifier to the total bonus payout in each NEO's bonus plan.
Sales on a constant currency basis excludes the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Sales on a constant currency basis is calculated by translating the actual results at the foreign currency exchange rate used when establishing the target amounts at the beginning of the year. Free cash flow is calculated by adjusting cash provided by operating activities by the amount of purchases of property, plant and equipment and proceeds from long-lived asset disposals and removing the impact of certain legal settlements and recall payments. When calculating payouts related to sales on a constant currency basis, adjusted operating income and adjusted operating income margin, the impact of acquisitions that occur during the year is typically excluded as values related to potential acquisitions are not included in the bonus targets established early in the year. Adjusted operating income, adjusted operating income margin and free cash flow are non-GAAP financial measures. Information with respect to adjustments made to GAAP operating income, GAAP diluted net earnings per share and GAAP cash provided from operating activities in 2020, which resulted in the adjusted operating income, adjusted diluted net earnings per share and free cash flow, respectively, used in the calculation of the NEOs' bonus awards, is described under "2020 Bonus Plans" beginning on page 28 and "Appendix A — Reconciliation of the Most Directly Comparable GAAP Measure to Non-GAAP Financial Measure".
In order for any payout to occur related to the overachievement bonus metrics, 95% of the adjusted operating income goal must have been achieved. If achieved, 50% of the target amount for each overachievement metric would be eligible for payout. In order to be eligible for the remaining 50% of target for each overachievement metric, adjusted operating income margin performance could not have been more than 20 basis points below the target goal.
The individual NEO bonus plans are discussed in detail under "2020 Bonus Plans" beginning on page 28.

Under our Executive Bonus Plan, the Board and Compensation Committee may make adjustments to final bonus determinations within the framework of the maximum bonuses that can be awarded under the terms of the Executive Bonus Plan. The Board and Compensation Committee made upward adjustments when determining final 2020 bonus payouts for the NEOs in February 2021, which resulted in a bonus payout of 75% of target for each NEO. The Board and Compensation Committee believe this level of payout was appropriate based on the following factors: (i) the assessment that the significant, negative impact of the COVID-19 pandemic on the Company's 2020 financial performance, which was primarily attributable to the suspension of elective medical procedures in many geographic markets during 2020 due to the pandemic, was not within the direct influence of the NEOs and other members of Company leadership and resulted in many of the bonus plan goals established in February 2020 not being attained, (ii) the 2020 bonus payout level for other bonus eligible employees in the Company was generally 75% of target, based on upward adjustments, except for instances where the bonus payouts in certain business units were above 75% of target due to performance that resulted in payouts above this level, and (iii) other factors, including strong performance in areas that were within the direct influence of the NEOs with emphasis on the Company's response to the COVID-19 pandemic, as summarized below:

Financial and Operational Performance
•During the pandemic, we maintained focus on our customers by continuing to provide critical products and supporting their healthcare delivery efforts, enabling us to deliver a strong comparable sales performance despite the impact of COVID-19 throughout 2020

•Achieved the highest level of free cash flow in our history, which was largely driven by working capital controls and reduced capital expenditures
•Operating expenses were effectively reduced and controlled through financial discipline and swift cost controls including reductions in travel, hiring and other discretionary spending
Shareholder Experience
•Stryker's one-year total shareholder return was approximately 18%, which was equal to the S&P 500 Index level of approximately 18% and was equal to the 55th percentile of the companies in our executive compensation comparison group

•Maintained dividends paid per share of common stock for 2020 and increased it by approximately 10% for 2021
Employee Experience
•Swift actions were taken to ensure employee safety through global employee health and safety protocols. Protocols included travel restrictions, enabling work from home options, altering work environments to allow for social distancing, and providing personal protective equipment to onsite employees

•Efforts were made to minimize furloughing of employees. Temporary furloughs were instituted for a subset of production employees due to lower demand in certain product lines. Generally, benefit continuation and target pay levels were achieved through government schemes that were supplemented by Stryker

•Regular employee engagement surveys were conducted and the overall results were favorable. Employees provided many positive comments on the actions taken by the company in response to the COVID-19 pandemic

Other Items
•Successfully closed the acquisition of Wright Medical Group N.V., the largest acquisition in our history, and the encouraging and on-track early integration efforts
The table below provides the target bonus, maximum potential bonus reflecting the overachievement award opportunity discussed above, bonus that would have been payable absent any upward adjustments made by the Board and the Compensation Committee, actual bonus payment, which includes the upward adjustments made by the Board and the Compensation Committee, and actual payment as a percentage of target for each NEO in 2020:

Name	Target Bonus ($)	Maximum Bonus Opportunity ($)	Bonus Payable Absent Upward Adjustment ($)	Actual Bonus Payment ($)	Actual Bonus Payment as Percentage of Target
Kevin A. Lobo	1,912,500	3,825,000	382,500	1,434,375	75%
Glenn S. Boehnlein	646,000	1,292,000	129,200	484,500	75%
Timothy J. Scannell	800,000	1,600,000	160,000	600,000	75%
Viju S. Menon	454,750	909,500	90,950	341,063	75%
Robert S. Fletcher	401,250	802,500	80,250	300,938	75%
Our Executive Bonus Plan has a recoupment provision that is applicable in the event of either a material restatement of our financial statements as a result of misconduct or an officer's material misconduct or negligence that results in a material violation of a law or regulation or material Company policy. See "Recoupment Policy" on page 33 for information regarding our recoupment policy that applies to all cash and equity incentive payments made pursuant to awards granted to elected corporate officers after 2014.
The Compensation Committee recommended the bonus plan target opportunity and goals for the Chief Executive Officer position and the independent directors approved them at meetings in February 2020. The actual payment for Mr. Lobo was approved by the independent directors in February 2021 based on his accomplishments as measured under his individual bonus plan and applying upward adjustments as previously discussed. The Compensation Committee reviewed and approved the bonus targets and actual payments for the other NEOs after receiving recommendations from the Chief Executive Officer.

Why We Chose Particular Performance Metrics and Goals
We generally established our 2020 bonus goals with a focus on our budget and growth over actual prior year outcomes. We used sales and earnings goals as the primary measures in the NEO bonus plans for the following reasons:
•These are key measures that are the objectives of our strategic plan;
•These metrics focus our NEOs on growth and profitability, which are important for our long-term success;
•The goals for these metrics generally align with our annual budget; and
•We believe these are primary measures our investors monitor in evaluating our performance and making investment decisions regarding Stryker stock.
Cash flow was added as a downward modifier in 2020 bonus plans to increase focus on cash generation as that is a key component of our ability to execute our business strategy in regards to acquisition activity, product development and other key initiatives and it is also a measure that is an important focus among our investors.
2020 Bonus Plans
The 2020 annual bonus goals and weightings for the NEOs are shown in the table on page 29. The following information is relevant to an understanding of that table:
•Threshold is the performance required before any bonus accrues. Performance below the threshold level results in no bonus payment for that performance measure. Results for all quantitative measures are prorated between threshold and target. For core bonus measures, meeting the threshold goal results in the payment of 50% of the bonus opportunity for that particular measure and meeting the target goal results in the payment of 100% of the bonus opportunity for the particular measure.
•The table expresses the goals for quantitative performance measures as a percentage change from 2019 actual results to show the degree of improvement required relative to the prior year to achieve bonus plan payment levels.
•Bonus plan goals are based on the Company's financial results as reported in conformance with GAAP but may be adjusted at the Compensation Committee's discretion to reflect the impact of specified corporate transactions, changes in foreign currency exchange rates, accounting or tax changes and other extraordinary or nonrecurring events so that the operating results of the Company are calculated on a comparable basis from year to year. Information with respect to adjustments made to GAAP operating income in 2020 that resulted in the adjusted operating income used in the calculation of the NEOs' bonus awards is set forth in the following reconciliation (dollar values in millions):

Item	Year Ended December 31, 2020
Operating income, as reported	$2,223
Acquired inventory stepped up to fair value	48
Other acquisition and integration-related charges	194
Amortization of purchased intangible assets	472
Restructuring-related and other charges	458
Medical device regulations	81
Recall-related matters	17
Regulatory and legal matters	6
Net currency adjustments	(18)
Operating income attributable to acquisitions that occurred during 2020	(21)
Adjusted operating income for bonus calculation	$3,460
•Refer to "Appendix A — Reconciliation of the Most Directly Comparable GAAP Measure to Non-GAAP Financial Measure" for information with respect to adjustments made to GAAP diluted net earnings per share and GAAP cash provided from operating activities in 2020 that resulted in the adjusted diluted net earnings per share and free cash flow used in the calculation of the NEOs' bonus awards.
•For performance measures that are qualitative in nature, the determination of performance requires subjective evaluations rather than quantifiable calculations of levels of goal achievement. These subjective performance evaluations for 2020 were made by the Compensation Committee after considering recommendations from Mr. Lobo in the case of each of the other NEOs and by the independent directors in the case of Mr. Lobo, in each case after consideration was given to the individual's performance with respect to the goal. The threshold payment for qualitative measures is zero percent.
•Payout for each overachievement measure generally begins when performance exceeds the budgeted value for the respective measure and is prorated between the threshold and target overachievement levels. Performance that is equal to or less than the threshold level results in no overachievement bonus payment for that performance measure.
•The total bonus payout was subject to a downward adjustment of up to -10% based on free cash flow performance as summarized in the table below:

Performance as % of Free Cash Flow Budget	Downward Adjustment
Less than 90%	(10)%
90% to less than 95%	(5)%
95% or greater	0% (no adjustment)

Bonus Plans for our NEOs

	2020 Threshold		2020 Target		2020 Actual Performance
	Threshold	Percentage Change Over 2019 Actual	Target	Percentage Change Over 2019 Actual	Performance Level	Calculated Payout, Excluding Upward Adjustments
Core Bonus Potential(1):
Adjusted operating income (20%)	$3.845 bil.	(1.6)%	$4.272 bil.	9.3%	$3.460 bil.	0%
Adjusted operating income margin (20%)	26.56%	1.1%	26.76%	1.9%	24.34%	0%
Constant currency sales (40%)	$15.008 bil.	0.8%	$15.966 bil.	7.3%	$14.217 bil.	0%
Functional goal (20%)(2)	—	—	—	—	20%	20%

Overachievement Bonus Potential(1):
Adjusted operating income (50%)	$4.272 bil.	9.3%	$4.486 bil.	14.8%	$3.460 bil.	0%
Constant currency sales (25%)	$15.966 bil.	7.3%	$16.605 bil.	11.6%	$14.217 bil.	0%
Adjusted diluted net earnings per share (25%)	$9.02	9.2%	$9.56	15.7%	$7.43	0%

Potential Bonus Payout Modifier(1):
Free cash flow (0% to -10%)	< $2.160 bil.	33.4%	≥ $2.280 bil.	40.8%	$2.821 bil.	No downward adjustment

			Total Calculated Payout, as % of Target:			20%
			Upward Adjustment, as % of Target:			55%
			Final Approved Payout, as % of Target:			75%
______________
(1)The target weighting for each performance measure is noted in parentheses next to each measure. The values listed for the potential bonus payout modifier represent the range of the potential adjustment.
(2)Functional goals for the NEOs are listed in the table below. Each NEO achieved 100% of his 2020 functional goal.

Name	Functional Goal
Kevin A. Lobo	Qualitative assessment of his efforts in driving innovation in the Company's products and services, successfully integrating the Company's large acquisitions, leading the Company's multi-year cost transformation initiative and strengthening the Company's global, diverse leadership pipeline.
Glenn S. Boehnlein	Qualitative assessment of his contributions to the execution of the Company's cost transformation initiative with a focus on the Company's Finance transformation program and driving the evolution of the Company's information services and digital organizations.
Timothy J. Scannell	Qualitative assessment of his contributions to driving success in the integration of the Company's recent acquisitions and driving the Company's performance in emerging markets.
Viju S. Menon	Qualitative assessment of his contributions to the execution of the Company's cost transformation initiative, driving the Company's cash flow performance and continuing the transformation of the Company's global supply chain organization.
Robert S. Fletcher	Qualitative assessment of his efforts in driving improvement in the Company's legal centers of expertise and global compliance program and developing and implementing the Company's security strategy.
Long-Term Incentive Compensation: In February 2020, our NEOs were awarded performance stock units and stock options with a target long-term incentive value mix of 50% performance stock units and 50% stock options.
The performance stock units granted to the NEOs on February 5, 2020 will be earned based on the achievement of a pre-established threshold level of three-year average adjusted diluted net earnings per share growth, with the actual number of shares earned being determined based on the actual average adjusted diluted net earnings per share growth as well as sales growth performance relative to a comparison group of companies over the 2020 to 2022 performance period. Any earned performance stock units will vest and, along with any associated dividend equivalents, be settled in Common Stock in March 2023 following completion of the three-year performance period. The number of performance stock units ultimately earned can range from 0% to 200% of the target award.
The stock options granted on February 5, 2020 to our NEOs have an exercise price of $216.35 per share. The exercise price for the stock options granted to our NEOs is equal to the closing price of our Common Stock as reported for NYSE Composite Transactions on the last trading day before the grant date. Such stock options have ten-year terms, vest as to 20% of the underlying shares on each of the first five anniversaries of the grant date and are subject to the other terms and conditions generally applicable to stock options granted to other officers and key employees. Our equity incentive plans prohibit repricing stock options without shareholder approval.
The details of the 2020 stock awards grants to the NEOs are provided in the "2020 Grants of Plan-Based Awards" table on page 36. Stock awards in 2020 for other key employees generally consisted of stock options and restricted stock units. Performance stock units, stock options and restricted stock units are granted to provide employees with a personal financial interest in Stryker's long-term success, encourage retention through vesting provisions and enable us to compete for the services of employees in an extremely competitive market and industry. Objectives of the long-term incentive portion of our compensation package include:
•Aligning the personal and financial interests of management and other employees with shareholder interests;
•Balancing near-term considerations with a focus on improving the business and creating shareholder value over the long-term; and
•Providing a means to attract, motivate and retain a skilled management team.
Management made recommendations to the Compensation Committee about the stock award levels and terms for the NEOs other than the Chief Executive Officer, recommendations for whom were made by Semler Brossy to the Compensation Committee. The stock award levels for the NEOs other than the Chief Executive Officer were approved by the Compensation Committee after receiving recommendations from the Chief Executive Officer, and for the Chief Executive Officer were approved by the Compensation Committee subject to final approval by the independent members of the Board, which subsequently occurred. A number of factors are considered in determining the stock award levels for the NEOs, but the final award is ultimately a subjective decision. While the Compensation Committee did not apply specific performance measures or weightings to determine the individual NEO awards of performance stock units and stock options in 2020, factors considered included the level of responsibility and position within the Company, demonstrated performance over time, value to our future success, the level of retention value from prior awards, Company and business area performance in recent years, comparisons among positions internally, market comparison data and the other factors described under "Executive Compensation Philosophy" on page 24. The Compensation Committee also considered, in the aggregate for the Company, share availability under our equity plans, annual run rate, the financial expense of stock awards and potential shareholder dilution.
The terms and conditions of our stock awards include recoupment provisions that are applicable in the event of a violation of the non-compete agreement to which each recipient has agreed. See "Recoupment Policy" on page 33 for information regarding our recoupment policy that applies to all cash and equity incentive payments made pursuant to awards granted to elected corporate officers after 2014.
2018 Performance Stock Units: Results for the 2018-2020 Performance Period
In 2018, the Company granted performance stock units to members of our then executive leadership team. The vesting of all 2018 performance stock units ("2018 PSUs") was contingent on the achievement of certain specified performance metrics over a three-year performance period from January 1, 2018 to December 31, 2020. The 2018 PSUs were subject to a threshold performance target of the Company’s achievement of average adjusted diluted net earnings per share growth of 3.0% or greater as of the last day of the performance period (the "Threshold Performance Target"). The Compensation Committee chose this measure as the Threshold Performance Target for the 2018 PSUs in order to require that a minimum level of earnings growth be achieved before any portion of the 2018 PSUs would vest. If the Threshold Performance Target was achieved, grantees would become eligible to vest in up to 200% of their 2018 PSUs, subject to further achievement of two equally weighted financial measures (average adjusted diluted net earnings per share growth and average sales growth relative to a comparison group of companies) over the same three-year performance period. The Compensation Committee chose these as measures for the 2018 PSUs in order to focus the executive leadership team on longer-term growth and profitability. The Compensation Committee also believed that it was important to have a measure that assessed the Company's growth on a relative basis, which resulted in the use of average sales growth relative to a comparison group. We believe our investors monitor these measures in evaluating our performance and making investment decisions regarding Stryker stock.
Following the completion of the three-year performance period, the Compensation Committee determined in March 2021 that the Threshold Performance Target had been achieved and, accordingly, our NEOs were eligible to vest in up to 200% of their 2018 PSUs. Under the terms of the 2018 PSUs, once the Threshold Performance Target is achieved, the Compensation Committee can exercise negative discretion to reduce the number of 2018 PSUs that vest for our NEOs. If the Threshold Performance Target was achieved, then vesting of 50% of each NEO's target number of 2018 PSUs was based on the Company's achievement of average sales growth relative to a comparison group of companies and the remaining 50% of each NEO's target number of 2018 PSUs was based on the Company's achievement of average adjusted diluted net earnings per share growth. The 2018 PSUs vested and, along with the associated dividend equivalents, were settled in Common Stock on March 21, 2021.
The following is the comparison group of 20 companies used to determine the relative average sales growth performance for the 2018 PSUs:

Abbott Laboratories	Fresenius Medical Care AG & Co. KGaA	Siemens Healthineers AG
Agilent Technologies, Inc	General Electric Company (Healthcare Segment)	Smith & Nephew plc
Baxter International Inc.	Johnson & Johnson (Medical Devices & Diagnostics)	Thermo Fisher Scientific Inc.
Becton, Dickinson and Company	Laboratory Corporation of America Holdings	3M Company (Healthcare Segment)
Boston Scientific Corporation	Medtronic plc	Varian Medical Systems, Inc
Cerner Corporation	Quest Diagnostics Incorporated	Zimmer Biomet Holdings, Inc.
Danaher Corporation	Royal Philips (combined segments of Diagnosis & Treatment and Connected Care & Health Informatics)
These companies were selected for comparison because, at the time the 2018 PSUs were granted, they competed with Stryker for market share and/or executive talent. As permitted by the terms and conditions applicable to the 2018 PSUs, the Compensation Committee modified the calculation of average sales growth to adjust for distortions caused by significant acquisitions and divestitures involving companies in the comparison group. This adjustment to the calculation of average sales growth is consistent with the methodology that the Compensation Committee has used for other PSUs awards, beginning with the 2013 performance stock units. When determining the payout level of the 2018 PSUs, the Compensation Committee did not make any adjustment for the negative impact that the COVID-19 pandemic had on the financial performance measures used in the 2018 PSUs even though performance through 2019 (before the COVID-19 pandemic began) for the financial measures was estimated to reach the maximum goal levels.
The table below presents the performance goals, the performance results for average adjusted diluted net earnings per share growth (to which no changes were made) and for relative average sales growth, as adjusted by the Compensation Committee as described above, and the calculated payouts for the 2018 PSUs:

Average Adjusted Diluted Net Earnings Per Share Growth	Below Minimum	Minimum	Target	Maximum	Actual
Goal	< 6.0%	6.0%	9.0%	12.0%	5.2%
Earned 2018 PSUs, as % of Target	0	50	100	200	0
Weighted-Average (50%) Earned 2018 PSUs, as % of Target					0

Relative Average Sales Growth	Percentile Ranking				Actual
Goal	Below 33rd	33rd	50th	75th and Above	65
Earned 2018 PSUs as % of Target	0	50	100	200	160
Weighted-Average (50%) Earned 2018 PSUs, as % of Target					80

Total 2018 PSUs earned, as % of Target(1)					80
______________
(1) The value of the earned 2018 PSUs excludes the associated dividend equivalents.
For those NEOs who were granted 2018 PSUs, the number and market value of the 2018 PSUs that have been earned but remained unvested until March 21, 2021 are included in the "Number of Shares or Units of Stock That Have Not Vested" and "Market Value of Shares or Units of Stock That Have Not Vested" columns of the "Outstanding Equity Awards at 2020 Fiscal Year-End" table on page 38.
Retirement Plans: We offer a defined contribution 401(k) plan — the Stryker Corporation 401(k) Savings and Retirement Plan ("401(k) Plan") — that is available to all eligible U.S. employees, including the NEOs, as well as a nonqualified supplemental defined contribution plan — the Stryker Corporation Supplemental Savings and Retirement Plan ("Supplemental Plan") — in which certain employees, including the NEOs, may participate. The purpose of these plans is to assist our employees and executives with retirement income savings and increase the attractiveness of employment at Stryker. The Supplemental Plan is designed to provide a consistent level of benefit as a percentage of current compensation by restoring benefits that would otherwise be limited due to the covered compensation limits under the tax-qualified 401(k) Plan. The amounts of the Company's matching contribution to the accounts of each NEO are determined by the NEO's eligible compensation and individual contribution rate. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($19,500 annual deferral and $285,000 compensation in 2020). In addition to the Company match, the Company has historically made a discretionary contribution in March of each year equal to 7% of the prior year's eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including the NEOs. The amounts contributed under the 401(k) Plan and the Supplemental Plan for 2020 on behalf of each NEO are included in the "All Other Compensation" column of the "Summary Compensation Table" on page 35. Additionally, the amounts contributed under the Supplemental Plan for 2020 on behalf of each NEO and his account balance under the Supplemental Plan, along with a description of the 401(k) Plan and Supplemental Plan, are provided in the table on page 39 and the associated narrative.
We have defined benefit pension programs for some employees in certain international locations; however, no NEO participates in any defined benefit pension plan sponsored by Stryker.
Health and Welfare Benefits Plans: We provide benefits, such as medical, prescription, dental, vision, life insurance and disability coverage, to each NEO under the same benefits plans that we offer to all our eligible U.S.-based employees. The benefits plans are part of our overall total compensation offering and provide appropriate healthcare coverage and security for our employees and their families at costs affordable to the Company. The Company does not pay for any form of post-retirement healthcare benefits for any employee.
Perquisites: We provide limited perquisites and personal benefits based on considerations unique to each NEO position. We believe our practices regarding perquisites are conservative to market. In 2020, we paid for costs associated with an executive physical examination for all of our NEOs who had such an examination. We also provided Mr. Menon with relocation assistance in 2020. The relocation benefit provided to Mr. Menon in 2020 was considered personal income and Mr. Menon received a tax gross-up payment in 2020 to offset the income taxes on the relocation benefit.
In December 2016, the Board, excluding Mr. Lobo, approved a policy regarding the personal use of Company aircraft by Mr. Lobo and his immediate family members. The Board believes the policy maximizes the efficient use of Mr. Lobo's travel time and helps to ensure his personal safety and security. Mr. Lobo is the only Stryker executive officer allowed to use Company aircraft for personal use. Such personal use is subject to an annual hour limitation, currently 40 hours, that is determined and reviewed annually by the Board. The benefit to Mr. Lobo associated with personal use of Company aircraft is imputed as income for tax purposes at Standard Industry Fare Level rates and he is responsible for paying the associated taxes.
In accordance with SEC disclosure requirements, the perquisites and other personal benefits are included in the "All Other Compensation" column of the "Summary Compensation Table" (see page 35) for 2020 and are identified for Mr. Lobo and Mr. Menon for each of whom the total value was $10,000 or greater.

Impact of Decisions Regarding One Compensation Element on Decisions Regarding Other Compensation Elements
Our practice is to review each NEO's compensation elements individually and monitor the total of the various elements. We consider each element and the total against our compensation objectives as stated in our executive compensation philosophy. Decisions related to one compensation element (e.g., bonus payment earned) generally do not materially affect decisions regarding any other element (e.g., stock award grants) because the objectives of each element differ. For example, we intend bonus payments to reward short-term performance for achievement of annual bonus plan goals, while we make decisions related to stock awards to align the interests of the recipients with the Company's long-term performance and enhance our retention hold on recipients.
Our 401(k) Plan and Supplemental Plan are funded on an annual basis and do not result in potential future liabilities to the Company. Decisions about these plans do not impact outcomes related to salary or bonus decisions for our NEOs and vice versa.
Positions at higher levels at Stryker generally have a greater emphasis on variable pay elements of bonus and stock awards, although no specific formula, schedule or structure is currently applied in establishing the percentage of total compensation delivered through any compensation element.

Equity Plans and Equity-Based Compensation Award Granting Policy
We have adopted a granting policy covering all stock awards, both off-cycle (including hire-on) and ongoing annual grants. Under the policy, stock awards are granted by the Compensation Committee, subject to approval by the Board in the case of grants to non-employee directors, and approval by the independent directors of the Board in the case of grants to the Chief Executive Officer. The Compensation Committee has delegated to the Chief Executive Officer the authority to make "off-cycle grants" to new employees as a result of the acquisition of another company, in situations where we are seeking to attract a senior level hire or recognize an employee for significant achievements or in other special circumstances. In 2020, we made off-cycle grants to new hires, including those who became employees as a result of an acquisition, and to select employees to recognize significant achievements and create retention incentives. Annual limits for off-cycle grants are defined both per individual employee (20,000 shares) and in the aggregate (300,000 shares), with shares issuable in connection with awards other than stock options being counted against such limits as 2.86 shares under our 2011 Long-Term Incentive Plan.
The fair market value of Stryker stock used to establish the exercise price of all options will be the closing sales price per share as reported for NYSE Composite Transactions for the last trading day prior to the grant date. No stock grant will be backdated and the timing of the public release of material information or the grant of any stock award will not be established with the intent of unduly benefiting a grantee under a stock award. Each annual grant and off-cycle grant of equity-based compensation will be awarded on a pre-determined date as follows:
•The annual grant of stock awards for employees will generally be made on the date of the February meeting of the Board. The annual grant of stock awards for non-employee directors will generally be made on the date of the Board meeting that coincides with our annual meeting of shareholders. Any change in the annual grant date for employees or non-employee directors must be made with the prior approval of the Board.
•Off-cycle awards may be granted by the Chief Executive Officer, pursuant to delegated authority from the Compensation Committee, on or around the first business day of May, August or November following the date of hire or the determination that an award is warranted in other circumstances. Off-cycle awards are reported to the Compensation Committee and the Board at their next regular meetings.
Where permissible by law, we require U.S. employees who receive stock awards to sign a version of the Company's confidentiality, non-competition and non-solicitation agreement. The terms and conditions of our stock awards include recoupment provisions that are applicable in the event of a violation of the non-compete agreement to which each of our NEOs has agreed.

Executive and Non-Employee Director Stock Ownership Guidelines
Encouraging long-term ownership of Stryker stock among our management and directors is an important aspect of our executive compensation policies and practices. This reflects our conviction that all senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of management and our shareholders. Stryker has stock ownership guidelines in place for all non-employee directors, executive leadership team members and select other senior management positions in the Company. The policy provides that 25% of the net shares from option exercises not be sold until the participant exceeds the applicable ownership guideline. Executives and non-employee directors in compliance with the ownership guidelines may generally exercise stock options and sell the underlying shares, once vested, as long as they continue to meet the ownership guidelines. In 2020, our stock ownership requirements for our non-employee directors and NEOs were:

Position	Market Value of Stock Owned	Expected Time Period to Comply
Non-Employee Directors	$600,000	5 years
Chief Executive Officer	5 times salary	5 years
Other NEOs	3 times salary	5 years
For stock ownership guideline calculation purposes, stock owned includes shares owned outright, including 401(k) Plan shares, as well as restricted stock units awarded (for employees, using an estimate of the net number of shares to be received after taxes; for non-employee directors, using the entire awarded amount as the Company generally does not withhold taxes upon vesting for non-employee directors), but does not include outstanding performance stock units or stock options. The Compensation Committee receives an annual update from management on compliance with the ownership guidelines. As of the Company's last annual measurement date of September 30, 2020, all of our non-employee directors and all of the NEOs subject to the ownership guidelines at that time were at or above the applicable stock ownership guideline requirement or projected to be by their targeted compliance date. The Compensation Committee periodically reviews the guideline requirements to ensure they continue to be appropriate. In that regard, the Compensation

Committee recommended in February 2020, and the full Board subsequently approved, an increase in the ownership guideline, which became effective in May 2020, for our non-employee directors to $600,000 from the previous value of $500,000.

Prohibition of Hedging and Pledging Transactions
Our Insider Trading Guidelines prohibit short sales of and option trading on Stryker stock and prohibit our directors and officers, and other employees of Stryker subject to the Insider Trading Guidelines, and their designees from engaging in hedging transactions, such as (but not limited to) zero-cost collars, equity swaps, exchange funds and forward sale contracts, that may allow such individual to continue to own Stryker securities without the full risks and rewards of ownership. Our Insider Trading Guidelines also prohibit holding Stryker securities in a margin account or otherwise pledging Stryker securities as collateral for a loan, except for Stryker securities that had been pledged as of the effective date of the Insider Trading Guidelines or that already have been pledged at the time an individual becomes subject to the Insider Trading Guidelines.

Recoupment Policy
In February 2015, our Board adopted a recoupment policy that applies uniformly to all cash and equity incentive payments made pursuant to awards granted to our elected corporate officers after 2014. Under this policy, the Compensation Committee may require recoupment from an elected officer if it determines that it is in the best interest of the Company to do so and the amount of the incentive compensation was based upon the achievement of certain financial results that were subsequently reduced due to a material restatement as a result of misconduct and would have been lower had it been based upon the restated financial results or the elected officer engaged in material misconduct or was negligent in exercising his or her supervisory responsibility to manage or monitor conduct or risks, in each case that resulted in a material violation of a law or regulation or a material Company policy relating to manufacturing, sales or marketing of our products, including improper payments to foreign officials to obtain or retain business, that caused significant harm to the Company. We will publicly disclose recoupment of compensation under this policy in situations where the Board determines that it is in the best interests of the Company and our shareholders to do so.

Employment Agreements and Severance Policy
We generally do not provide employment agreements, with the exception of unique circumstances or if such agreements are customary in foreign countries. We have no employment or severance agreement in place with any NEO. We have in the past made, and are likely in the future to make, separation payments to persons who were NEOs based on the specific facts and circumstances.

Company Tax and Accounting Issues
In general, consideration is given to the tax and accounting treatment of our compensation plans at the time of developing the plans, when making changes to plans, in light of any regulatory changes or when making specific compensation decisions related to individual elements. The accounting treatments considered include any that may apply to amounts awarded or paid to our NEOs. The tax considerations include Sections 162(m) and 409A of the Internal Revenue Code.
Deductibility of Executive Compensation: In evaluating the compensation programs covering our NEOs and making decisions related to payments, the Compensation Committee generally has considered the potential impact on the Company of Section 162(m) of the Internal Revenue Code. Prior to December 22, 2017, Section 162(m) generally eliminated the deductibility of compensation over $1 million paid to NEOs, other than the principal financial officer, excluding "performance-based compensation" meeting certain requirements. However, the Tax Cuts and Jobs Act (the "Act"), which became law on December 22, 2017, significantly amended Section 162(m). Pursuant to the Act, the definition of "covered employees" under Section 162(m) was amended to include a company's chief financial officer. The Act also eliminated the performance-based compensation exception with respect to tax years beginning January 1, 2018, provided that, the Act includes a transition rule with respect to compensation that is provided pursuant to a written binding contract that was in effect on November 2, 2017 and not materially modified after that date. Accordingly, commencing in 2018, the Company's tax deduction with regard to compensation of "covered employees" is limited to $1 million per taxable year for each officer. The Compensation Committee generally intends to maximize deductibility of compensation under Section 162(m) to the extent consistent with our overall compensation program objectives and permitted under the Act's transition rule, but may authorize compensation that does not meet the requirements of Section 162(m), as amended by the Act and the final Section 162(m) regulations published on December 30, 2020 that generally implement amendments made to Section 162(m) by the Act, if it determines such payments are appropriate.
Share-Based Compensation: We account for compensation expense from our stock awards in accordance with the Compensation — Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification ("FASB Codification") that requires companies to measure the cost of employee stock awards based on the grant date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the stock awards, typically the vesting period. We consider the impact on the Company's compensation expense when determining and making stock awards.

2021 Compensation Decisions
The table below summarizes the 2021 compensation decisions that were made in February 2021 for the 2020 NEOs. These decisions will be more fully discussed in the proxy statement for our 2022 annual meeting.

Name	Annualized Base Salary ($)	Target Bonus ($)(1)	Number of Performance Stock Units at Target (#)(2)	Number of Stock Options (#)(3)
Kevin A. Lobo	1,313,000	1,969,500	25,518	127,590
Glenn S. Boehnlein	710,000	674,500	7,230	36,150
Timothy J. Scannell	825,000	825,000	12,758	63,795
Viju S. Menon	555,000	471,750	4,466	22,330
Robert S. Fletcher	555,000	416,250	3,402	17,010
______________
(1)Each NEO bonus plan for 2021 includes an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus based on sales on a constant currency basis and adjusted earnings metrics.
(2)Key design features for the 2021 performance stock units include the following:
•In order to earn any shares, a pre-established threshold level of three-year average adjusted diluted net earnings per share growth must be achieved, with the actual number of shares earned based on actual average adjusted diluted net earnings per share growth and sales growth relative to a comparison group of companies over the three-year performance period;
•Payout range of 0% to 200% of the target award; and
•Settled in Common Stock in early 2024 following the completion of the three-year performance period.
(3) Stock options to purchase shares of the Company's Common Stock were granted at an exercise price of $235.13 per share (the closing price as reported for NYSE Composite Transactions on February 2, 2021, the last trading day before the grant date).

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, on the basis of such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

Roch Doliveux, DVM, Chair
Srikant M. Datar, Ph.D.
Allan C. Golston
Sherilyn S. McCoy

Members of the Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table summarizes all compensation awarded to, earned by or paid to each of the Company's NEOs during each of the last three fiscal years or such shorter number of years during which he was an NEO. The additional tables that follow the Summary Compensation Table are intended to be supporting presentations to the Summary Compensation Table. Most compensation elements in the supporting tables are aggregated and included in the Summary Compensation Table. You should refer to the section entitled "Compensation Discussion and Analysis" beginning on page 23 to help you understand the compensation practices and programs resulting in the compensation elements in these tables. A narrative description of the material factors necessary to understand the information in the Summary Compensation Table is provided following the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kevin A. Lobo	2020	1,109,125	—	5,434,541	4,908,721	1,434,375	430,270	13,317,032
Chair and CEO	2019	1,230,000	—	5,289,450	5,312,697	2,632,309	510,373	14,974,829
	2018	1,194,833	—	4,984,747	4,608,048	2,709,720	413,717	13,911,065
Glenn S. Boehnlein	2020	634,167	—	1,610,331	1,454,327	484,500	162,528	4,345,853
Vice President, CFO	2019	650,000	—	1,360,310	1,366,106	843,361	155,953	4,375,730
	2018	595,000	—	1,196,475	1,105,914	767,754	123,430	3,788,573
Timothy J. Scannell(1)	2020	735,833	—	2,616,679	2,363,502	600,000	201,980	6,517,994
President and COO	2019	770,833	—	2,518,958	2,529,847	1,100,345	193,249	7,113,232
	2018	691,250	—	3,380,331	1,428,526	985,980	146,091	6,632,178
Viju S. Menon(2)	2020	504,917	—	956,270	863,549	341,063	307,688	2,973,487
Group President, Global	2019	512,500	—	881,455	885,510	621,517	124,217	3,025,199
Quality and Operations	2018	344,697	130,000	1,688,549	1,691,550	443,474	95,916	4,394,186
Robert S. Fletcher(3)	2020	504,917	—	704,574	636,206	300,938	90,040	2,236,675
Vice President,	2019	356,989	75,000	2,315,595	—	356,183	43,007	3,146,774
Chief Legal Officer
______________
(1)    Mr. Scannell was promoted to President and Chief Operating Officer effective August 1, 2018. Prior to his promotion, Mr. Scannell served as Group President, MedSurg and Neurotechnology.
(2)    Mr. Menon joined the Company as Group President, Global Quality and Operations on April 23, 2018.
(3)    Mr. Fletcher joined the Company as Vice President, Chief Legal Officer on April 22, 2019.
Salary: This column represents the base salary paid to the NEO during the reported year. This column includes the portion of salary payments deferred into our 401(k) Plan and Supplemental Plan. The base salary amounts for 2020 reflect the temporary reductions that were effective from May 1, 2020 to July 31, 2020 for each of the NEOs, which were made in response to the uncertainty surrounding the scope and duration of the COVID-19 pandemic and its impact on our operations and financial performance.
Bonus: This column reflects discretionary cash payments. The discretionary payment to Mr. Menon for 2018 was a sign-on bonus payment in connection with him joining the Company in April 2018, which served as an inducement for him to join the Company and approximated the prorated 2018 target bonus amount that Mr. Menon forfeited upon his departure from his prior employer. The discretionary payment to Mr. Fletcher for 2019 was a sign-on bonus in connection with him joining the Company in April 2019, which served as an inducement for him to join the Company and approximated the prorated 2019 projected bonus amount that Mr. Fletcher forfeited upon his departure from his prior employer. Payments under our individual NEO bonus plans pursuant to our Executive Bonus Plan are reflected in the "Non-Equity Incentive Plan Compensation" column and are discussed below under that heading.
Stock Awards: This column represents the aggregate grant date fair value of performance stock units and restricted stock units, calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. The grant date fair value of the performance stock units reflected in the table is based on the target level performance, which was the probable outcome of the performance conditions on the grant date. The grant date fair value of the NEOs' 2020 performance stock unit awards, if earned at maximum levels (200% of target), was $10,869,082, $3,220,662, $5,233,358, $1,912,540 and $1,409,149 for Mr. Lobo, Mr. Boehnlein, Mr. Scannell, Mr. Menon and Mr. Fletcher, respectively. For a more detailed discussion of the assumptions used to calculate the fair value of our stock awards, refer to note 1 to the consolidated financial statements contained in our 2020 Annual Report on Form 10-K for our fiscal year ended December 31, 2020.
Option Awards: This column represents the aggregate grant date fair value of stock option awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the Black-Scholes option pricing model assumptions that are discussed under "Grant Date Fair Value of Stock and Option Awards" on page 37.
Non-Equity Incentive Plan Compensation: This column reflects the non-discretionary bonus plan amounts earned by the NEOs during the reported year and paid in February of the following year under our Executive Bonus Plan. This column also includes any portion of such payments that each NEO deferred into the 401(k) Plan and Supplemental Plan.
All Other Compensation: This column includes the following items for 2020:
•401(k) Plan matching contributions and discretionary contributions made in March 2021 pertaining to the 2020 Plan year, in the amount of $29,700 for each NEO.

•Supplemental Plan matching contributions and discretionary contributions made in March 2021 pertaining to the 2020 Plan year, in the amounts of $381,858, $132,828, $172,280, $94,208 and $60,340 for Mr. Lobo, Mr. Boehnlein, Mr. Scannell, Mr. Menon and Mr. Fletcher, respectively.
•In accordance with SEC disclosure requirements, perquisites and personal benefits received by any NEO must be identified by type if the total value was $10,000 or more. Mr. Lobo and Mr. Menon each had perquisites and personal benefits that exceeded $10,000 in 2020.
◦These benefits for Mr. Lobo include costs associated with an executive physical examination and the aggregate incremental cost of $16,241 for personal use of our corporate aircraft by Mr. Lobo and his family members. The incremental cost is based on the average variable operating cost, which includes the cost of fuel, aircraft maintenance, engine reserves, crew travel, landing fees, ramp fees and other miscellaneous variable costs. Because the Company’s corporate aircraft is used primarily for business travel, we excluded from this calculation pilot salaries, insurance, depreciation and other fixed costs that do not change based on usage. The benefit to Mr. Lobo associated with personal use of Company aircraft was imputed as income for tax purposes at Standard Industry Fare Level rates and he paid the associated taxes.
◦These benefits for Mr. Menon include a relocation benefit of $100,000 in 2020. The relocation benefit provided to Mr. Menon in 2020 was considered personal income and Mr. Menon received a tax gross-up payment of $83,780 in 2020 to offset the income taxes on the relocation benefit.
The Compensation Committee has directed that the Company avoid the use of tax gross-ups on perquisites and personal benefits for NEOs except for relocation expenses and items related to expatriate assignments and in isolated cases where particular circumstances warrant. As mentioned above, Mr. Menon received a tax gross-up in 2020 in connection with the relocation benefit that he received.
Primary Compensation Elements: The following table indicates the percentages of our three primary compensation elements of salary, actual bonus and stock awards consisting of performance stock units and stock options, in relation to the total of such elements for each NEO for 2020:

Name	Salary	Bonus Plan Payment	Performance Stock Units Grant Date Value(1)	Stock Option Grant Date Value using Black-Scholes(1)
Kevin A. Lobo	9%	11%	42%	38%
Glenn S. Boehnlein	15%	12%	38%	35%
Timothy J. Scannell	12%	9%	41%	38%
Viju S. Menon	19%	13%	36%	32%
Robert S. Fletcher	24%	14%	32%	30%
______________
(1)    Uses aggregate grant date fair value in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for 2020 awards of performance stock units and stock option grants. See "Grant Date Fair Value of Stock and Option Awards" on page 37.

2020 Grants of Plan-Based Awards
The table below sets forth additional information regarding the range of annual bonus plan payout potential for 2020, the range of payout potential for performance stock unit awards ("PSUs") granted in 2020 and the stock options granted to the NEOs in 2020 that are disclosed in the "Summary Compensation Table" on page 35.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
K. Lobo
Annual Bonus	—	765,000	1,912,500	3,825,000							—
PSUs	2/5/2020				12,480	24,960	49,920				5,434,541
Stock Options	2/5/2020							124,800	216.35	217.73	4,908,721
G. Boehnlein
Annual Bonus	—	258,400	646,000	1,292,000							—
PSUs	2/5/2020				3,698	7,396	14,792				1,610,331
Stock Options	2/5/2020							36,975	216.35	217.73	1,454,327
T. Scannell
Annual Bonus	—	320,000	800,000	1,600,000							—
PSUs	2/5/2020				6,008	12,018	24,036				2,616,679
Stock Options	2/5/2020							60,090	216.35	217.73	2,363,502
V. Menon
Annual Bonus	—	181,900	454,750	909,500							—
PSUs	2/5/2020				2,196	4,392	8,784				956,270
Stock Options	2/5/2020							21,955	216.35	217.73	863,549
R. Fletcher
Annual Bonus	—	160,500	401,250	802,500							—
PSUs	2/5/2020				1,618	3,236	6,472				704,574
Stock Options	2/5/2020							16,175	216.35	217.73	636,206

Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Amounts in these columns represent the possible range (threshold to target to maximum) of cash payments possible under the 2020 individual bonus plans for the NEOs. Bonus payments related to quantitative measures would have been zero if performance had been below threshold. The "Summary Compensation Table" on page 35 shows the actual non-equity incentive plan payments received for 2020.
Estimated Future Payouts Under Equity Incentive Plan Awards: Amounts in these columns represent the possible range (threshold to target to maximum) of performance stock units, which will be settled in shares of Common Stock, that would be earned based on the achievement of pre-established goals for the 2020 to 2022 performance period. The number of performance stock units earned could be zero if performance is below threshold.
All Other Option Awards: Number of Securities Underlying Options, Exercise or Base Price of Option Awards and Closing Market Price on Grant Date: The stock option grants are shown in number of shares. The exercise price of all option awards is the closing market price of our Common Stock on the last trading day before the grant date in accordance with the terms of our equity-based compensation plans.
Grant Date Fair Value of Stock and Option Awards: This column represents the grant date fair value of performance stock units, based on the target level achievement, and stock options granted in 2020, calculated in accordance with the provisions of the Compensation — Stock Compensation Topic of the FASB Codification.
The performance stock unit awards that were granted in February 2020, if earned based on achievement of the pre-established goals, will vest 100% on March 21, 2023. The actual value an NEO realizes from the awards of performance stock units will depend on the price of our Common Stock on the date of vesting and the number of shares earned.
The stock option values throughout this Proxy Statement, unless otherwise noted, have been calculated using the Black-Scholes option pricing model and the assumptions for each year as set forth in the following table:

Black-Scholes Model Assumptions(1)	2020	2019	2018
Risk-free interest rate	1.4%	2.6%	2.6%
Expected dividend yield	1.0%	1.1%	1.2%
Expected stock price volatility	18.9%	18.3%	16.7%
Expected option life	5.8	5.9	6.0
______________
(1)    The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company's stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.
The stock option awards that were granted in February 2020 have a ten-year term and become exercisable as to 20% of the underlying shares on each of the first five anniversary dates of the date of grant. The actual value an NEO realizes from the stock option grants will depend on the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.

Outstanding Equity Awards at 2020 Fiscal Year-End
This table sets forth information as to unexercised options, unvested restricted stock units and unvested performance stock units held by the NEOs on December 31, 2020 (dollar values, except option exercise price, are based on the closing price of our Common Stock of $245.04 as reported for NYSE Composite Transactions on December 31, 2020):

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin A. Lobo	10-01-12	107,795	—	55.66	9-30-22	—	—	—	—
	2-13-13	187,470	—	64.01	2-12-23	—	—	—	—
	2-12-14	160,215	—	81.14	2-11-24	—	—	—	—
	2-11-15	156,890	—	93.06	2-10-25	—	—	—	—
	2-10-16	165,564	41,391	96.64	2-09-26	—	—	—	—
	2-08-17	116,316	77,544	122.51	2-07-27	—	—	—	—
	2-07-18	64,876	97,314	154.14	2-06-28	25,950	6,358,788	—	—
	2-06-19	29,272	117,088	179.35	2-05-29	—	—	14,636	3,586,405
	2-05-20	—	124,800	216.35	2-04-30	—	—	12,480	3,058,099
Glenn S. Boehnlein	2-13-13	14,515	—	64.01	2-12-23	—	—	—	—
	2-12-14	11,955	—	81.14	2-11-24	—	—	—	—
	2-11-15	10,855	—	93.06	2-10-25	—	—	—	—
	2-10-16	39,320	9,830	96.64	2-09-26	—	—	—	—
	2-08-17	24,489	16,326	122.51	2-07-27	—	—	—	—
	2-07-18	15,570	23,355	154.14	2-06-28	6,228	1,526,109	—	—
	2-06-19	7,527	30,108	179.35	2-05-29	—	—	3,764	922,331
	2-05-20	—	36,975	216.35	2-04-30	—	—	3,698	906,158
Timothy J. Scannell	2-12-14	51,760	—	81.14	2-11-24	—	—	—	—
	2-11-15	56,955	—	93.06	2-10-25	—	—	—	—
	2-10-16	60,016	15,004	96.64	2-09-26	—	—	—	—
	2-08-17	35,508	23,672	122.51	2-07-27	—	—	—	—
	2-07-18	20,112	30,168	154.14	2-06-28	8,044	1,971,102	—	—
	7-09-18	—	—	—	—	3,659	896,601	—	—
	2-06-19	13,939	55,756	179.35	2-05-29	—	—	6,970	1,707,929
	2-05-20	—	60,090	216.35	2-04-30	—	—	6,008	1,472,200
Viju S. Menon	5-01-18	20,658	30,987	169.42	4-30-28	3,443	843,673	—	—
	2-06-19	4,879	19,516	179.35	2-05-29	—	—	2,438	597,408
	2-05-20	—	21,955	216.35	2-04-30	—	—	2,196	538,108
Robert S. Fletcher	4-30-19	—	—	—	—	8,544	2,093,622	—	—
	2-05-20	—	16,175	216.35	2-04-30	—	—	1,618	396,475
______________
(1)    All stock option awards vest as to 20% of the shares on each of the first five anniversary dates of the date of grant.
(2)    The following table presents information related to the vesting schedules of restricted stock units ("RSUs") and the 2018 PSUs for which the three-year performance period had concluded as of December 31, 2020 for each of the NEOs:

Name	Grant Date	Award Type	Vesting Schedule
Kevin A. Lobo	2-7-18	PSUs	100% on 3-21-21
Glenn S. Boehnlein	2-7-18	PSUs	100% on 3-21-21
Timothy J. Scannell	2-7-18	PSUs	100% on 3-21-21
	7-9-18	RSUs	One-third on each of the first three anniversaries of the grant date
Viju S. Menon	5-1-18	RSUs	One-third on each of the first three anniversaries of the grant date
Robert S. Fletcher	4-30-19	RSUs	One-third on each of the first three anniversaries of the grant date
(3)    The performance stock units awarded in 2019 and 2020 will be earned based on the achievement of pre-established goals covering the performance periods of 2019-2021 and 2020-2022, respectively. The numbers shown represent the threshold number of units (50% of the target number of PSUs that were granted) that can be earned, excluding dividend equivalents that cannot be calculated until the date of vesting. If earned, the 2019 PSUs vest on March 21, 2022 and the 2020 PSUs vest on March 21, 2023.

2020 Option Exercises and Stock Vested
The table below includes information related to options exercised by and restricted stock units and performance stock units, including dividend equivalents, vested in respect of each of the NEOs during 2020. The table also includes the value realized for such options, restricted stock units and performance stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kevin A. Lobo	53,840	8,912,279	80,776	11,258,559
Glenn S. Boehnlein	—	—	17,004	2,370,018
Timothy J. Scannell	133,145	22,710,476	28,317	4,144,117
Viju S. Menon	—	—	3,443	641,878
Robert S. Fletcher	—	—	4,272	823,129
______________
(1)    Calculated using the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.
(2)    Calculated using the market price of the underlying shares on the date of vesting.

2020 Pension Benefits
No NEO participates in any defined benefit pension plan sponsored by the Company.

2020 Nonqualified Deferred Compensation
NEOs are eligible to participate in the 401(k) Plan, a qualified defined contribution plan that is available to all eligible U.S. employees, and the Supplemental Plan, a nonqualified supplemental defined contribution plan in which select U.S.-based executives may participate. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($19,500 annual deferral and $285,000 compensation in 2020). The Supplemental Plan provides benefits comparable to the 401(k) Plan after Internal Revenue Code limits have been reached. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. In addition to the Company match, a discretionary Company contribution may be made to the 401(k) Plan and Supplemental Plan each year. For 2020, a discretionary contribution of 7% of eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including all of our NEOs, was paid in March of 2021. The table below shows information about NEO participation in our Supplemental Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Kevin A. Lobo	852,423	381,858	1,126,549	—	7,093,745
Glenn S. Boehnlein	121,753	132,828	896,213	—	3,747,608
Timothy J. Scannell	157,618	172,280	1,881,526	—	6,884,443
Viju S. Menon	818,825	94,208	334,363	—	1,930,030
Robert S. Fletcher	33,527	60,340	17,058	—	142,511
______________
(1)    These amounts were reported as compensation in 2020 in the "Salary" column and in 2019 in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" on page 35.
(2)    These amounts, contributed in March 2021 but earned for 2020, are included in the "All Other Compensation" column of the "Summary Compensation Table" on page 35 (along with 401(k) Plan matching contributions and discretionary contributions in the amount of $29,700 for each NEO).
(3)    None of the amounts reported in this column are reported in the "Summary Compensation Table" because we do not pay guaranteed, above-market or preferential earnings on deferred compensation under the Supplemental Plan.
(4)    Aggregate balance consists of employee and Company contributions and investment earnings. The 2020 year-end balance includes registrant contributions made in March 2021 that were earned in 2020. The following aggregate contribution amounts, comprised of executive contributions and registrant contributions, for 2019 and 2018 are included in the reported aggregate balance and were previously reported in the "Summary Compensation Table" as Salary, Non-Equity Incentive Plan Compensation or All Other Compensation for the NEOs other than Mr. Fletcher, whose compensation prior to 2019 is not required to be disclosed:

Name	Aggregate Contributions in 2019 ($)	Aggregate Contributions in 2018 ($)
Kevin A. Lobo	694,447	533,450
Glenn S. Boehnlein	282,016	182,639
Timothy J. Scannell	314,830	225,901
Viju S. Menon	435,432	192,295
Robert S. Fletcher	31,020	—
Matching and discretionary contributions to our 401(k) Plan and Supplemental Plan vest based on the total service years of the participant as follows: 20% with two years of service; 40% with three; 60% with four; and 100% with five years of service.
Earnings on all amounts in the Supplemental Plan are based on the returns of the investment choices made by the individual. The selected funds and individual allocation may be changed by the participant at any time. The investment alternatives for the NEOs in the Supplemental Plan are identical to the investment alternatives for all eligible employees under the 401(k) Plan, except that the Supplemental Plan does not allow investment in the Stryker Stock Fund (our matching contribution under the 401(k) Plan on the first 4% of compensation is invested in the Stryker Stock Fund) or life-cycle funds. The investment alternatives are regularly reviewed and periodically change. As of December 31, 2020, participants could choose among several different investment types, including domestic and international equity, fixed income, short-term investment and balanced fund investments. No guaranteed interest rates or returns are provided on investments in the 401(k) Plan or Supplemental Plan.
Benefits from the Supplemental Plan may be paid following termination of employment as a lump sum or in installments, or a combination thereof, based on the individual's payment election. Supplemental Plan benefits payable to NEOs for amounts subject to Internal Revenue Code Section 409A (generally, amounts that were earned and vested after 2004) will not be paid earlier than six months from termination of employment if termination was for any reason other than death.

Potential Payments upon Termination or Change in Control
We have no employment or severance agreement in place with any currently employed NEO. We have in the past paid, and are likely in the future to pay, severance to NEOs based on the specific facts and circumstances. Mr. Lobo, Mr. Boehnlein and Mr. Scannell have agreed to Stryker's Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement that provides for potential monthly payments to compensate the individual for not competing in circumstances following termination if the individual is unable to be re-employed without competing, demonstrates efforts to find work that does not violate the non-compete provisions and meets certain other requirements and Stryker does not elect to waive enforcement of the non-competition provisions of the agreement. The non-competition provisions of the agreement are effective for 12 months following termination of employment and, if Stryker is required to make payments, the agreement requires monthly payment of 1/12th of the total salary and incentive bonus (exclusive of benefits, stock awards, and any indirect or deferred compensation) paid in the 12 months preceding termination of employment, less any compensation the individual has received or has the right to receive from Stryker or any other source during the 12 months following termination, including severance payments. The Company could be required to pay Mr. Lobo, Mr. Boehnlein and Mr. Scannell amounts totaling $2,709,375, $1,164,500 and $1,400,000, respectively, if we elected to enforce the non-compete provisions and they satisfied the other requirements. The amounts set forth above for Mr. Lobo, Mr. Boehnlein and Mr. Scannell assume 2020 salary and bonus levels, a December 31, 2020 termination date and no reduction in payment due to severance payments or other sources of compensation, including amounts received as a result of employment by a non-competitor. Actual future amounts to be paid would vary from the figures above based on factors including termination date, termination event and circumstances, compensation rates at the time, severance payments, the Company's decision whether to enforce the agreement, compensation paid by future employers and other factors and assumptions. Mr. Menon and Mr. Fletcher have signed a version of Stryker's non-compete agreement that does not contemplate any payment to enforce its restrictions.
Stock options and awards of restricted stock units and performance stock units have the following treatment at various terminating events:

Reason for Employment Termination	Vested Options Exercisable	Unvested Options or Units
Death or Disability	For one year from termination	Options and restricted stock units become 100% vested and options remain exercisable for one year. Performance stock units have prorated vesting through the termination date and are earned based on performance covering the entire three-year performance period.
Retirement(1)(2)	Until original expiration date	Options continue to vest according to the original vesting schedule and are exercisable until the original expiration date. Restricted stock units continue to vest according to the original vesting schedule. Performance stock units have prorated vesting through the date of retirement and are earned based on performance covering the entire three-year performance period.
Other Reasons	For 30 days from termination	Forfeited.
______________
(1)    In our 2011 Long-Term Incentive Plan, for stock awards granted after 2019, retirement is defined as termination at or after age 65, or age 55 if the individual has been employed by Stryker for at least 10 years. For stock awards granted in 2019 and prior years, retirement is defined as termination at or after age 65, or age 60 if the individual has been employed by Stryker for at least 10 years. As of December 31, 2020, Mr. Boehnlein and Mr. Scannell have met the age and service requirements for retirement as defined in the 2011 Long-Term Incentive Plan for stock awards granted after 2019 but not for stock awards granted in 2019 and prior years and the other NEOs have not met the age and service requirements for retirement related to any of their stock awards.
(2)    Stock awards granted prior to 2018 had the following retirement treatment for unvested awards:

Award Type	Retirement Treatment of Unvested Awards
Stock Options	Become 100% vested and are exercisable until original expiration date.
Restricted Stock Units	Forfeited.
Performance Stock Units	Forfeited.
Our 2006 and 2011 Long-Term Incentive Plans expressly permit the Compensation Committee at its sole discretion to accelerate vesting and take other actions on awards that it deems appropriate following a change in control of the Company.
The estimated value of unvested options, restricted stock units and performance stock units that would not be forfeited upon termination and could be vested upon the occurrence of a change in control as of December 31, 2020 is set forth in the table below for each NEO. The unrealized values of the unvested options and units are based on the closing price of our Common Stock of $245.04 as reported for NYSE Composite Transactions on December 31, 2020.

	Unrealized Value of Unvested Stock Options, Restricted Stock Units and Performance Stock Units ($)(1)
Name	Death or Disability	Retirement	Change in Control
Kevin A. Lobo	35,761,756	—	48,765,049
Glenn S. Boehnlein	8,923,153	1,363,192	11,975,371
Timothy J. Scannell	14,644,140	2,215,532	19,303,821
Viju S. Menon	5,098,805	—	6,234,320
Robert S. Fletcher	2,557,683	—	2,954,157
______________
(1)    The unrealized value of unvested stock options is calculated using the difference between the closing price of our Common Stock of $245.04 on December 31, 2020 and the exercise price of the option established at the time of grant.
The timing of payment of certain amounts, such as the Supplemental Plan payments, is structured to comply with Internal Revenue Code Section 409A, which generally requires payments (other than grandfathered payments) to our NEOs to be made no earlier than six months following termination.
The Company does not pay for any form of post-retirement healthcare benefits for our NEOs or any other employee.

Ratio of 2020 Compensation of the Chief Executive Officer to that of the Median Employee
Pursuant to the SEC's guidance under Item 402(u) of Regulation S-K, we are required to disclose the annual total compensation for both our Chief Executive Officer and median employee and the ratio of those two amounts. The pay ratio discussed in this section is an estimate based on the Company's good faith efforts to reasonably calculate it. As a result of the flexibility permitted when identifying the median employee and the Company's specific pay practices and workforce composition, the Company's pay ratio may not be comparable to the pay ratios of other companies.
•The 2020 annual total compensation of our Chief Executive Officer was $13,317,032.
•The 2020 annual total compensation of our identified median employee was $73,584.
•The ratio of the annual total compensation of our Chief Executive Officer to that of our identified median employee was estimated to be 181 to 1.
As permitted by SEC rules, because there has not been a meaningful change to our employee population or a change in our employee compensation arrangements since our pay ratio disclosure in 2020, we used the same median employee that was identified in the proxy statement for our 2020 annual meeting when calculating the pay ratio that is disclosed in this Proxy Statement. When making the determination that there had not been a meaningful change to our employee population, as permitted by SEC rules, we excluded approximately 3,000 employees related to the acquisition of Wright Medical Group N.V. in November 2020 and approximately 100 employees related to the acquisition of OrthoSensor, Inc. in December 2020. An overview of the methodology used to identify the median employee that was used to calculate the pay ratio in this Proxy Statement is summarized below.

Item	Description
Determination date	Our global employee population as of October 1, 2019 was used to identify the median employee
Employee population	The total employee population (excluding the CEO) as of October 1, 2019 was approximately 36,800
Consistently applied compensation measure	Actual cash compensation, measured over the twelve month period of October 2018 through September 2019. Values were converted into United States Dollars using the exchange rates in effect on September 30, 2019

COMPENSATION OF DIRECTORS
The structure of our non-employee director pay program in 2020, determined by the full Board, was generally unchanged from 2019 except for increases to the additional annual fee for serving as Lead Independent Director (increased to $40,000 from $35,000) and the stock ownership guideline (increased to $600,000 from $500,000). Both of the changes became effective on May 5, 2020.
•Mr. Lobo received no additional compensation for his service as a director.
•The annualized fixed fee for our non-employee directors was $115,000.
•The additional annualized fee for serving as the Lead Independent Director was $40,000 (increased from $35,000 in May 2020).
•The annualized fee for serving as the Audit Committee chair was $20,000 and the annualized fee for serving as either of the other Committee chairs was $15,000.
•On May 5, 2020, each non-employee director other than Dr. Caforio and Ms. Francesconi was awarded 991 restricted stock units. On December 1, 2020, Dr. Caforio was awarded 316 restricted stock units in connection with his joining the Board. The restricted stock units granted in 2020 to all of the directors vest in May 2021 and each non-employee director had the ability to voluntarily defer the settlement of the restricted stock units until his or her departure from the Board or a specified date in the future.
•Stock ownership guideline for each non-employee director equal to $600,000 (increased from $500,000 in May 2020) with a five-year time frame for compliance.
In response to the uncertainty surrounding the scope and duration of the COVID-19 pandemic and its impact on our operations and financial performance, the Board approved in April 2020 a temporary 50% reduction to all cash fees related to service as a non-employee director effective as of May 1, 2020. In July 2020, the Board approved the restoration of all cash fees to the levels that were in effect prior to the temporary reductions effective as of August 1, 2020.
The 2020 compensation for our directors who were not employees was as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mary K. Brainerd	100,625	183,959	284,584
Giovanni Caforio, M.D.(2)	9,583	72,598	82,181
Srikant M. Datar, Ph.D.	100,625	183,959	284,584
Roch Doliveux, DVM	113,750	183,959	297,709
Louise L. Francesconi(3)	38,965	—	38,965
Allan C. Golston	133,943	183,959	317,902
Sherilyn S. McCoy	113,750	183,959	297,709
Andrew K. Silvernail	118,125	183,959	302,084
Lisa M. Skeete Tatum(4)	61,712	183,959	245,671
Ronda E. Stryker	100,625	183,959	284,584
Rajeev Suri	100,625	183,959	284,584
______________
(1)    The Stock Awards column represents the aggregate grant date fair value of restricted stock units calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification.
(2)    Dr. Caforio was elected as a director effective December 1, 2020. The fixed annual fee of $115,000 was prorated for his partial year of service. The value of Dr. Caforio's restricted stock units award in 2020 was also prorated to reflect the number of months he would serve from December 2020 to our 2021 Annual Meeting.
(3)    Ms. Francesconi served as a director until May 5, 2020 and did not stand for reelection at our 2020 Annual Meeting. The fixed annual fee of $115,000 was prorated for her partial year of service.
(4)    Ms. Skeete Tatum was elected as a director on May 5, 2020. The fixed annual fee of $115,000 was prorated for her partial year of service.

The number of outstanding restricted stock units, which includes both unvested as well as deferred restricted stock units, and unexercised stock options held by each non-employee director as of December 31, 2020 was as follows:

Name	Stock Awards Outstanding at December 31, 2020 (#)(1)	Option Awards Outstanding at December 31, 2020 (#)
Mary K. Brainerd	991	3,005
Giovanni Caforio, M.D.	316	—
Srikant M. Datar, Ph.D.	991	21,845
Roch Doliveux, DVM	991	24,812
Louise L. Francesconi(2)	—	26,790
Allan C. Golston	2,976	16,325
Sherilyn S. McCoy	2,976	—
Andrew K. Silvernail	2,976	16,325
Lisa M. Skeete Tatum	991	—
Ronda E. Stryker	2,039	31,525
Rajeev Suri	991	—
______________
(1)    The settlement of all of the outstanding restricted stock units held by Dr. Caforio, Ms. McCoy, Mr. Silvernail and Ms. Skeete Tatum, 1,985 of the outstanding restricted stock units held by Mr. Golston, and 1,048 of the outstanding restricted stock units held by Ms. Stryker has been deferred by a voluntary election until a future date.
(2)    Ms. Francesconi did not stand for reelection at our 2020 Annual Meeting.
Options that were previously granted to non-employee directors become exercisable as to 20% of the underlying shares per year over five years. Restricted stock units granted in 2020 vest on May 5, 2021.
The 2021 annual director fees remain the same as the 2020 fees.

AUDIT COMMITTEE REPORT
We constitute the Audit Committee of the Board of Directors of Stryker Corporation. We serve in an oversight capacity and are not intended to be part of Stryker's operational or managerial decision-making process. Management is responsible for the preparation, integrity and fair presentation of information in the Consolidated Financial Statements, the financial reporting process and internal control over financial reporting. Stryker's independent registered public accounting firm is responsible for performing independent audits of the Consolidated Financial Statements and an audit of the Company's internal control over financial reporting as of December 31, 2020. We monitor and oversee these processes. We also approve the selection and appointment of Stryker's independent registered public accounting firm and recommend the ratification of such selection and appointment to the Board.
In this context, we met and held discussions with management and Ernst & Young LLP, the Company's independent registered public accounting firm, throughout the year and reported the results of our activities to the Board. We specifically did the following:
•Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with Stryker's management;
•Discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission; and
•Received the written disclosures and the letter from Ernst & Young LLP as required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, regarding its communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP its independence.
Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

Submitted by:

Andrew K. Silvernail, Chair
Mary K. Brainerd
Lisa M. Skeete Tatum
Rajeev Suri

Members of the Audit Committee

ADDITIONAL INFORMATION

Proposals for Inclusion in our 2022 Proxy Materials
Under the rules of the SEC, if you would like to submit a proposal for inclusion in the proxy materials for our 2022 annual meeting, the proposal must be received by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 on or prior to November 24, 2021. The inclusion of any proposal in the proxy statement and form of proxy for such meeting will be subject to applicable SEC rules.

Director Nominations for Inclusion in our 2022 Proxy Materials (Proxy Access)
Under our Bylaws, which are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/bylaws or may be obtained by written request to our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, if a shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements in our Bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in the proxy materials for our 2022 annual meeting, then the nominations must be received by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, no earlier than October 25, 2021 and no later than November 24, 2021.

Other Proposals or Nominations to be Brought Before our 2022 Annual Meeting
Under our Bylaws, which are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/bylaws or may be obtained by written request to our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, certain procedures are provided that shareholders must follow to nominate a person for election as a director at an annual meeting or to bring an item of business before an annual meeting (other than business proposed pursuant to the rules of the SEC or nominations made pursuant to our proxy access Bylaw, as discussed above). These procedures require that notice of an intention to nominate a person for director and/or to bring an item of business before our 2022 annual meeting must be received in writing by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 no earlier than January 5, 2022 and no later than February 4, 2022. The notice must contain certain information about the shareholder making the proposal, including a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice or bring the item of business before the meeting, and about the nominee and/or the item of business and, in the case of a nomination, must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and the NYSE and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure by directors, officers and greater-than-10% holders to file such reports on a timely basis. At the present time, there is no greater-than-10% holder. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2020 except for one Form 4 for Dr. Srikant M. Datar with respect to three transactions, one Form 4 for Ms. Louise L. Francesconi with respect to two transactions, one Form 4 for Ms. Sherilyn S. McCoy with respect to one transaction, and one Form 4 for Ms. Ronda E. Stryker with respect to one transaction. These transactions were not reported timely due to administrative error.

Other Matters
At this time, we do not know of any matter to be brought before the meeting other than those referred to above. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matter.

Expenses of Solicitation
The cost of solicitation of proxies for the annual meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. In addition, we have retained Innisfree M&A Incorporated to act as proxy solicitor for the annual meeting for a fee of $15,000 plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

By Order of the Board of Directors

Sean C. Etheridge
Vice President, Corporate Secretary
March 24, 2021

APPENDIX A — RECONCILIATION OF THE MOST DIRECTLY COMPARABLE GAAP MEASURE TO NON-GAAP FINANCIAL MEASURE
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including adjusted net earnings, adjusted net earnings per diluted share and free cash flow. We believe these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes these adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings. To measure free cash flow, we adjust cash provided by operating activities by the amount of purchases of property, plant and equipment and proceeds from long-lived asset disposals and remove the impact of certain legal settlements and recall payments.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures:

	2015	2016	2017	2018	2019	2020
	Net Earnings ($ millions)
Reported	$1,439	$1,647	$1,020	$3,553	$2,083	$1,599
Acquisition and integration-related charges:
Inventory stepped-up to fair value	4	23	20	9	51	36
Other acquisition and integration-related	20	77	31	90	160	157
Amortization of purchased intangible assets	147	221	250	338	375	381
Restructuring-related and other charges	97	98	155	179	180	397
Medical device regulations	—	—	—	10	48	63
Recall-related matters	210	127	131	18	154	13
Regulatory and legal matters	(46)	(7)	25	141	(33)	8
Tax matters	78	8	833	(1,559)	121	173
Adjusted	$1,949	$2,194	$2,465	$2,779	$3,139	$2,827

	Net Earnings Per Diluted Share
Reported	$3.78	$4.35	$2.68	$9.34	$5.48	$4.20
Acquisition and integration-related charges:
Inventory stepped-up to fair value	0.01	0.06	0.05	0.02	0.13	0.10
Other acquisition and integration-related	0.05	0.20	0.09	0.24	0.42	0.41
Amortization of purchased intangible assets	0.39	0.59	0.67	0.89	0.99	1.00
Restructuring-related and other charges	0.26	0.26	0.41	0.47	0.47	1.04
Medical device regulations	—	—	—	0.03	0.13	0.17
Recall-related matters	0.55	0.34	0.34	0.05	0.41	0.03
Regulatory and legal matters	(0.12)	(0.02)	0.06	0.37	(0.09)	0.02
Tax matters	0.20	0.02	2.19	(4.10)	0.32	0.46
Adjusted	$5.12	$5.80	$6.49	$7.31	$8.26	$7.43

Effective tax rate - Reported	17.1%	14.3%	50.6%	(50.8)%	18.7%	18.2%
Effective tax rate - Adjusted	17.3%	17.3%	15.6%	16.7%	15.8%	12.6%
Weighted average diluted shares outstanding (millions)	380.9	378.5	380.1	380.3	379.9	380.3
A-1

	2018	2019	2020
	Free Cash Flow ($ millions)
Cash provided by operating activities	$2,610	$2,191	$3,277
Purchases of property, plant and equipment	(572)	(649)	(487)
Proceeds from long-lived asset disposals	—	3	14
Legal settlement proceeds	—	(100)	—
Recall payments	90	177	17
Free cash flow	$2,128	$1,622	$2,821

Refer to "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2020 Annual Report on Form 10-K for further details regarding the adjustments to our net earnings and net earnings per diluted share.
A-2

STRYKER CORPORATION
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
OPERATIONS CENTER
6201 15TH AVENUE
BROOKLYN, NY 11219

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 4, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SYK2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 4, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D43456-P52035

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR each of these nominees.

1. Election of Directors:

Nominees:

	For	Against	Abstain
1a) Mary K. Brainerd	☐	☐	☐
1b) Giovanni Caforio, M.D.	☐	☐	☐
1c) Srikant M. Datar, Ph.D.	☐	☐	☐
1d) Allan C. Golston[1]	☐	☐	☐
1e) Kevin A. Lobo[2]	☐	☐	☐
1f) Sherilyn S. McCoy	☐	☐	☐
1g) Andrew K. Silvernail	☐	☐	☐
1h) Lisa M. Skeete Tatum	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐
1j) Rajeev Suri	☐	☐	☐

(1) Lead Independent Director
(2) Chair of the Board and Chief Executive Officer

The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain
2. Ratification of Appointment of our Independent Registered Public Accounting Firm.	☐	☐	☐
3. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposals:			
4. Shareholder Proposal Regarding Workforce Involvement in Corporate Governance.	☐	☐	☐
5. Shareholder Proposal Regarding Right to Call Special Meetings.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2 and 3 and AGAINST Proposal 4 and 5.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2020 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ Please fold and detach card at perforation before mailing. ↓

D43457-P52035

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 5, 2021

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 24, 2021, hereby appoint(s) SHERILYN S. MCCOY and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 5, 2021, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)